SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 27, 2000
                                                          --------------

                             HARRIS FINANCIAL, INC.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)

         Pennsylvania                   0-22399                     23-2889833
-------------------------------       -----------                 --------------
(State or Other Jurisdiction     (Commission File No.           (I.R.S. Employer
      of Incorporation)                                      Identification No.)


235 N. Second Street, Harrisburg, PA                                    17101
------------------------------------                                   --------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:           (716) 236-4041
                                                              --------------



                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Items 1, 2, 3, 4 and 6:             Not Applicable

Item 5.  Other Events
         ------------

     On March 27, 2000, Harris Financial, Inc. (the "Registrant") entered into an Agreement and Plan of Reorganization by and Between Harris Financial, MHC, Harris Financial, Inc., New Harris Financial, Inc. and Harris Savings Bank, and York Financial Corp. and York Federal Savings and Loan Association.

     Harris Financial, MHC is the mutual holding company of the Registrant, and owns approximately 76% of the Registrant's outstanding shares of common stock. Harris Savings Bank is the Registrant's wholly-owned subsidiary. York Financial Corp. is the holding company of York Federal Savings and Loan Association. New Harris Financial is a special-purpose subsidiary formed to facilitate the merger of York Financial with and into the Registrant.

     The Agreement provides for the merger of York Financial Corp. with and into the Registrant, with the Registrant as the surviving entity. The merger consideration will be stock, but in certain circumstances may include between 15% and 30% cash.

     A copy of the Agreement and Plan of Reorganization and the press release relating to the announcement of the transaction is filed as an exhibit to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits
         -------------------------------------------------------------------

1. March 27, 2000, Agreement and Plan of Reorganization by and Between Harris Financial, MHC, Harris Financial, Inc., New Harris Financial, Inc. and Harris Savings Bank, and York Financial Corp. and York Federal Savings and Loan Association.

2. Press release relating to the execution of the Agreement and Plan of Reorganization.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           HARRIS FINANCIAL, INC.



DATE: April 5, 2000                  By:  /s/ James L. Durrell
                                           --------------------
                                           James L. Durrell
                                           Executive Vice President and Chief
                                           Financial Officer

                                    EXHIBIT 1
                      Agreement and Plan of Reorganization

                      AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                            HARRIS FINANCIAL, M.H.C.,
                             HARRIS FINANCIAL, INC.,
                           NEW HARRIS FINANCIAL, INC.,
                               HARRIS SAVINGS BANK
                                       AND
                            YORK FINANCIAL CORP. AND
                    YORK FEDERAL SAVINGS AND LOAN ASSOCIATION



                                 MARCH 27, 2000

                                TABLE OF CONTENTS


AGREEMENT AND PLAN OF REORGANIZATION

ARTICLE I

         CERTAIN DEFINITIONS
         1.1      Certain Definitions..........................................1

ARTICLE II

         THE MERGER

         2.1      The Merger...................................................9
         2.2      Effective Time...............................................9
         2.4      Directors and Officers of Surviving Corporation..............9
         2.5      Directors and Officers of New Harris Financial and
                  Harris Savings Bank..........................................9
         2.6      Additional Actions..........................................10
         2.7      Effects of the Merger.......................................11
         2.8      The York Option Agreement...................................11
         2.9      Possible Alternative Structures.............................11

ARTICLE III

         CONVERSION OF SHARES

         3.1      Merger Consideration........................................11
         3.2      York Options................................................13
         3.3      Dissenting Shares...........................................14
         3.4      Procedures for Exchange of York Common Stock................14
         3.5      Reservation of Shares.......................................16

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF YORK

         4.1      Capital Structure...........................................17
         4.2      Organization, Standing and Authority of York................17
         4.3      Ownership of York Subsidiaries..............................17
         4.4      Organization, Standing and Authority of York Subsidiaries...18
         4.5      Authorized and Effective Agreement..........................18
         4.6      Securities Documents and Regulatory Reports.................20

         4.7      Financial Statements........................................20
         4.8      Material Adverse Change.....................................21
         4.9      Environmental Matters.......................................21
         4.10     Tax Matters.................................................22
         4.11     Legal Proceedings...........................................22
         4.12     Compliance with Laws........................................23
         4.13     Certain Information.........................................23
         4.14     Employee Benefit Plans......................................24
         4.15     Certain Contracts...........................................27
         4.16     Brokers and Finders.........................................28
         4.17     Insurance...................................................28
         4.18     Properties..................................................28
         4.19     Labor.......................................................29
         4.20     Certain Transactions........................................29
         4.21     Disclosures.................................................29
         4.22     Disclosure Schedule.........................................29
         4.23     Pooling of Interests........................................29
         4.24     Fairness Opinion............................................30
         4.25     Loan Portfolio..............................................30
         4.26     Required Vote; Inapplicability of Anti-takeover Statutes....30
         4.27     Material Interests of Certain Persons.......................30
         4.28     Joint Ventures..............................................30

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF HARRIS

         5.1      Capital Structure...........................................31
         5.2      Organization, Standing and Authority of the Mutual Company,
                  Harris Financial and New Harris Financial...................31
         5.3      Ownership of Harris Financial Subsidiaries..................32
         5.4      Organization, Standing and Authority of
                  Harris Financial Subsidiaries...............................32
         5.5      Authorized and Effective Agreement..........................32
         5.6      Securities Documents and Regulatory Reports.................34
         5.7      Financial Statements........................................34
         5.8      Material Adverse Change.....................................35
         5.9      Environmental Matters.......................................35
         5.10     Tax Matters.................................................36
         5.11     Legal Proceedings...........................................37
         5.12     Compliance with Laws........................................37
         5.13     Certain Information.........................................38
         5.14     Employee Benefit Plans......................................38
         5.15     Certain Contracts...........................................40

         5.16     Brokers and Finders.........................................41
         5.17     Insurance...................................................41
         5.18     Properties..................................................42
         5.19     Labor.......................................................42
         5.20     Certain Transactions........................................42
         5.21     Disclosures.................................................42
         5.22     Disclosure Schedule.........................................43
         5.23     Pooling of Interests........................................43
         5.24     Fairness Opinion............................................43
         5.25     Loan Portfolio..............................................43
         5.26     Required Vote; Inapplicability of Anti-takeover Statutes....43
         5.27     Material Interests of Certain Persons.......................44
         5.28     Joint Ventures..............................................44
         5.29     Ownership of York Common Stock..............................44

ARTICLE VI

         COVENANTS OF YORK

         6.1      Conduct of Business.........................................44
         6.2      Current Information.........................................47
         6.3      Access to Properties and Records............................48
         6.4      Financial and Other Statements..............................48
         6.5      Disclosure Supplements......................................49
         6.6      Consents and Approvals of Third Parties.....................49
         6.7      All Reasonable Efforts......................................49
         6.8      Failure to Fulfill Conditions...............................49
         6.9      No Solicitation.............................................49
         6.10     Board of Directors and Committee Meetings...................50

ARTICLE VII

         COVENANTS OF HARRIS FINANCIAL

         7.1      Conduct.....................................................50
         7.2      Current Information.........................................50
         7.3      Access to Properties and Records............................51
         7.4      Financial and Other Statements..............................51
         7.5      Disclosure Supplements......................................52
         7.6      Consents and Approvals of Third Parties.....................52
         7.7      All Reasonable Efforts......................................52
         7.8      Failure to Fulfill Conditions...............................52
         7.9      Employee Benefits...........................................52

         7.10     Directors and Officers Indemnification and Insurance........55
         7.12     Options.....................................................56
         7.13     Registration of Shares Issuable Upon Exercise of Options....57

ARTICLE VIII

         REGULATORY AND OTHER MATTERS

         8.1      York and Harris Financial Special Meetings..................57
         8.2      Proxy Statement-Prospectus..................................57
         8.3      The Mutual Company Conversion from Mutual to Stock Form.....59
         8.4      Regulatory Approvals........................................61
         8.5      Affiliates; Publication of Combined Financial Results.......61

ARTICLE IX

         CLOSING CONDITIONS

         9.1      Conditions to Each Party's Obligations under
                  this Agreement..............................................61
         9.2      Conditions to the Obligations of Harris Financial
                  under this Agreement........................................63
         9.3      Conditions to the Obligations of York
                  under this Agreement........................................65

ARTICLE X

         THE CLOSING

         10.1     Time and Place..............................................67
         10.2     Deliveries at the Pre-Closing and the Closing...............67

ARTICLE XI

         TERMINATION, AMENDMENT AND WAIVER

         11.1     Termination.................................................67
         11.2     Effect of Termination.......................................69
         11.3     Amendment, Extension and Waiver.............................70

ARTICLE XII

         MISCELLANEOUS

         12.1     Confidentiality.............................................71
         12.2     Public Announcements........................................71
         12.3     Survival....................................................71
         12.4     Notices.....................................................71
         12.5     Parties in Interest.........................................72

         12.6     Complete Agreement..........................................72
         12.7     Counterparts................................................73
         12.8     Severability................................................73
         12.9     Governing Law...............................................73
         12.10    Interpretation..............................................73
         12.11    Specific Performance........................................73


Exhibit A Form of Stock Option Agreement ....................................A-1
Exhibit B Form of Voting Agreement ..........................................B-1
Exhibit C Form of Affiliates Agreement ......................................C-1
Exhibit D Form of Opinion of Breyer & Associates PC..........................D-1
Exhibit E Form of Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.......E-1

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), is dated as of March 27, 2000 by and between HARRIS FINANCIAL, M.H.C., a Pennsylvania mutual holding company (the "Mutual Company"), its majority-owned subsidiary, HARRIS FINANCIAL, INC., a Pennsylvania corporation ("Harris Financial"), HARRIS SAVINGS BANK, a Pennsylvania savings bank ("Harris Savings Bank"), NEW HARRIS FINANCIAL, INC., a Pennsylvania corporation ("New Harris Financial"), YORK
FINANCIAL CORP., a Pennsylvania corporation ("York"), and its wholly-owned subsidiary, YORK FEDERAL SAVINGS AND LOAN ASSOCIATION, a federal savings association ("York Fed").

         WHEREAS, as a condition and inducement to Harris Financial's willingness to enter into this Agreement, (i) immediately after the execution of this Agreement York will enter into a Stock Option Agreement with Harris Financial (the "York Option Agreement"), in the form attached hereto as Exhibit A, pursuant to which York will grant to Harris Financial the option to purchase shares of York Common Stock (as defined herein) under certain circumstances, and
(ii) all of the directors of York and York Fed are entering into voting agreements in the form attached hereto as Exhibit B;

         WHEREAS, in connection with the transactions described in this Agreement, it is intended that the Mutual Company will convert from the mutual form of organization to the capital stock form of organization, and that in connection with such conversion New Harris Financial will conduct a subscription offering of its common stock, and if necessary a community and/or syndicated community offering, and an exchange offering to the existing public shareholders of Harris Financial;

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the FDIC, the OTS, the Department, and the FRB, which regulates Harris Savings Bank or York Fed, or any of their respective holding companies or subsidiaries, as the case may be.

         "Certificate" shall mean certificates evidencing shares of York Common Stock.

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreements" shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

         "Conversion" shall mean the conversion from mutual to stock form of the Mutual Company, pursuant to the Plan of Conversion to be adopted by the Mutual Company.

         "Conversion Offering" shall mean the offering, in connection with the Conversion, of shares of Harris Common Stock in a subscription offering and, if necessary, a community offering and/or a syndicated community offering.

         "Conversion Prospectus" shall mean a prospectus issued by New Harris Financial in connection with the Offering, that meets all of the requirements of the Securities Act, applicable state securities laws and banking laws and regulations. The Conversion Prospectus may be combined with (i) the Proxy Statement-Prospectus delivered to shareholders of York in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the New Harris Common Stock to them as Merger Consideration, and (ii) the proxy statement delivered to Harris Financial stockholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion.

         "Conversion Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of New Harris Common Stock to be offered and issued in connection with the Offering. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of New Harris Common Stock to be offered and issued in connection with the Offering and to be offered to holders of York Common Stock in connection with the Merger.

         "Department" shall mean the Pennsylvania Department of Banking.

         "Depositors" shall mean former or current depositors of Harris Savings Bank that under the Plan of Conversion are given, as indicated by the context, the opportunity to purchase New Harris Common Stock in the Conversion or the opportunity to vote on the Plan of Conversion.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Date" shall mean the date on which the Effective Time occurs. The Effective Date shall not occur until after the closing of the Offering.

         "Effective  Time"  shall mean the date and time  specified  pursuant to
Section 2.2 hereof as the effective time of the Merger.

         "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean a bank or trust company designated by Harris Financial, reasonably acceptable to York, which shall act as agent for New Harris Financial in connection with the exchange procedures for converting Certificates into the Merger Consideration.

         "Exchange Offering" shall mean the offer and issuance of New Harris Common Stock, in connection with the Conversion, to the existing public shareholders of Harris Financial.

         "Exchange Ratio" shall have the meaning set forth in Section 3.1.1.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean the Federal Home Loan Bank of Pittsburgh.

         "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" shall mean Generally Accepted Accounting Principles.

         "Governmental   Entity"   shall  mean  any  federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

         "Harris" shall mean the Mutual Company, New Harris Financial, Harris Financial and/or any direct or indirect Subsidiary of Harris Financial.

         "Harris Common Stock" shall mean the common stock, par value $.01 per share, of Harris Financial.

         "HARRIS DISCLOSURE SCHEDULE" shall mean a written, signed disclosure schedule delivered by Harris Financial to York specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "Harris Employee Plan(s)" shall mean all stock option, employee stock purchase, stock bonus and any other stock-based plans, qualified pension or profit-sharing plans, any deferred compensation, non-qualified plan or arrangement, supplemental retirement, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of any of the employees or former employees or directors of Harris Financial or any Harris Financial Subsidiary, whether written or oral.

         "Harris Financial" shall mean Harris Financial, Inc., a Pennsylvania corporation with its principal executive offices located at 235 North Second Street, Harrisburg, Pennsylvania 17101, which owns 100% of the common stock of Harris Savings Bank prior to the Conversion.

         "Harris Financial Statements" shall mean the (i) unaudited balance sheet of the Mutual Company as of December 31, 1999 and the unaudited income statement of the Mutual Company for the year ended December 31, 1999, and (ii) the audited consolidated statements of financial condition (including related notes and schedules) of Harris Financial as of December 31, 1999 and 1998 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of Harris Financial for each of the three years ended December

31, 1999, 1998 and 1997, as set forth in Harris Financial's annual report for the year ended December 31, 1999, and the unaudited interim consolidated financial statements of Harris Financial as of the end of each quarter following December 31, 1999, as filed by Harris Financial in its Securities Documents.

         "Harris Savings Bank" shall mean Harris Savings Bank, a Pennsylvania savings bank, with its principal offices located at 235 North Second Street, Harrisburg, Pennsylvania 17101, which is a wholly-owned subsidiary of Harris Financial.

         "Harris Option Plans" shall mean the Harris Financial, Inc. 1999 Incentive Stock Option Plan, the 1999 Stock Option Plan for Outside Directors, the Harris Savings Bank 1996 Incentive Stock Option Plan, the Harris Savings Bank 1994 Incentive Stock Option Plan, and the 1994 Stock Option Plan for Outside Directors.

         "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

         "Independent Valuation" shall mean the appraised pro forma market value of the New Harris Common Stock issued in the Conversion and the Merger, and any updates, as determined by an independent valuation.

         "Joint Venture" shall mean any limited partnership, joint venture, corporation, or venture capital investment.

         "Material Adverse Effect" shall mean, with respect to Harris Financial or York, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of the Mutual Company and Harris Financial and its Subsidiaries taken as a whole, or York and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either York, on the one hand, or Harris Financial, on the other hand, to consummate the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) changes in interest rates, and (e) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, including without limitation the expenses associated with the termination of any of the York Employee Plans as and to the extent contemplated herein.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

         "Maximum Percentage" shall have the meaning set forth in Section 3.1.1(A) hereof.

         "Merger" shall mean the merger of York with and into New Harris Financial pursuant to the terms hereof.

         "Merger Consideration" shall mean the number of whole shares of New Harris Common Stock and cash in lieu of fractional shares into which the shares represented by a Certificate are converted pursuant to Section 3.1 and any cash paid by New Harris Financial to holders of York Common Stock under Section 3.1.6.

         "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of New Harris Common Stock to be offered to holders of York Common Stock in connection with the Merger. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of New Harris Common Stock to be offered and sold in connection with the Offering and to be offered to holders of York Common Stock in connection with the Merger.

         "Minimum Percentage" shall have the meaning set forth in Section 3.1.1(B) hereof.

         "Mutual Company" shall mean Harris Financial, M.H.C., a Pennsylvania mutual holding company which owns a majority of the Harris Common Stock.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "New Harris Common Stock" shall mean the common stock, par value $.01 per share, of New Harris Financial that will be issued and sold in the Offering and the Merger.

         "New Harris Financial" shall mean New Harris Financial, Inc., a Pennsylvania corporation with its principal executive offices located at 235
North Second Street, Harrisburg, Pennsylvania 17101, which was organized in connection with the Conversion and which will be the successor to Harris Financial.

         "Offering"  shall  mean  the  Conversion   Offering  and  the  Exchange
Offering.

         "OTS" shall mean the Office of Thrift Supervision.

         "PBC" shall mean the Pennsylvania Banking Code of 1965, as amended.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PBCL" shall mean the Pennsylvania Business Corporation Law, as amended.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

         "Plan  of   Conversion"   shall  mean  the  Plan  of   Conversion   and
Reorganization pursuant to which the Mutual Company will convert from the mutual form of organization to the capital stock form of organization.

         "Pre-Closing" shall have the meaning set forth in Section 10.1 hereof.

         "Pre-Closing Date" shall be the date on which the Pre-Closing occurs.

         "Proxy Statement-Prospectus" shall mean the proxy statement/prospectus, as amended or supplemented, to be delivered to shareholders of York in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the New Harris Common Stock to them as Merger Consideration. The Proxy Statement-Prospectus may be combined with (i) the Conversion Prospectus delivered to offerees in the Conversion Offering and Exchange Offering, and (ii) the proxy statement delivered to Harris Financial stockholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion.

         "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Stock Exchange" shall mean the Nasdaq National Market.

         "Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

         "Termination Date" shall mean December 31, 2000, and may be extended to March 31, 2001 by Harris Financial pursuant to Sections 11.1.11. and 11.2.2(c).

         "York" shall mean York Financial  Corp.,  a  Pennsylvania  corporation,
with  its  principal   offices  located  at  101  South  George  Street,   York,
Pennsylvania 17401, which owns 100% of the common stock of York Fed.

         "York Fed" shall mean York Federal Savings and Loan Association, a federal savings association, with its principal offices located at 101 South George Street, York, Pennsylvania 17401, which is a wholly-owned subsidiary of York.

         "York Common Stock" shall mean the common stock, par value $1.00 per share, of York.

         "York Employee Plan(s)" shall mean all stock option, employee stock purchase, stock bonus and any other stock-based plans, qualified pension or profit-sharing plans, any deferred compensation, non-qualified plan or arrangement, supplemental retirement, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of any of the employees or former employees or directors of York or any York Subsidiary, whether written or oral.

         "YORK DISCLOSURE SCHEDULE" shall mean a written, signed disclosure schedule delivered by York to Harris Financial specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters described therein.

         "York Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of York as of June 30, 1999 and 1998 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of York for each of the three years ended June 30, 1999, 1998 and 1997 as filed by York in its Securities Documents, and (ii) the unaudited interim consolidated financial statements of York as of the end of each calendar quarter following June 30, 1999 as filed by York in its Securities Documents.

     "York Options" shall mean options to purchase shares of York Common Stock granted pursuant to the York Option Plans or as otherwise set forth in Section
4.01 of the YORK DISCLOSURE SCHEDULE.

     "York Option Plans" shall mean the 1984 York Financial Corp. Amended Incentive Stock Option Plan, 1984 York Financial Corp. Non-Incentive Stock Option Plan, 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors, 1992 York Financial Corp. Stock Option and Incentive Plan, 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors, and 1997 York Financial Corp. Stock Option and Incentive Plan.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger. As promptly as practicable following the satisfaction or waiver of the conditions to each party's respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective
Time: (a) unless previously done, York shall merge with and into New Harris Financial with New Harris Financial as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of York shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of York shall be vested in and assumed by New Harris Financial. As part of the Merger, each share of York Common Stock will be converted into and exchanged for a number of shares of New Harris Common Stock pursuant to the terms of Article III hereof. Immediately after the Merger, York Fed shall merge with and into Harris Savings Bank, with Harris Savings Bank as the resulting institution.

         2.2 Effective Time. The Merger shall be effected by the filing of articles of merger with the Pennsylvania Department of State in accordance with Pennsylvania law to become effective on the day of the closing ("Closing Date") provided for in Article X hereof (the "Closing"). The "Effective Time" of the Merger shall be the time on the Closing Date (or a subsequent date not later than the opening of business on the next business day) when the Merger becomes effective as set forth in the articles of merger. The Closing of the Merger shall immediately follow the closing of the Offering.

         2.3 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of New Harris Financial shall be the Articles of Incorporation and Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

         2.4 Directors and Officers of Surviving Corporation. Subject to Section 2.5.1, the directors of New Harris Financial immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of New Harris Financial immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     2.5 Directors and Officers of New Harris Financial and Harris Savings Bank.

                  2.5.1 Each of the ten (10) directors of Harris Savings Bank and the ten (10) directors of Harris Financial immediately prior to the Effective Time shall continue as directors of Harris Savings Bank and New Harris Financial, respectively, immediately after the Effective Time. Prior to or at the Effective Time, the Board of Directors of Harris Savings Bank and New Harris Financial shall increase the number of directors of Harris Savings Bank and New Harris Financial, respectively, by seven (7) directors such that the total number of directors on each board shall be seventeen (17). Each of the three classes of the Boards of Directors shall be increased by two (2), and one of the classes shall be increased by three (3) so that the number of directors serving in each class shall be as nearly equal as possible. At the Effective Time, the Board of Directors of York shall identify seven (7) persons who are directors of York on the date hereof and thereof, and the Board of Directors of Harris Savings Bank and New Harris Financial shall elect such persons to fill the vacancies created by the increase in the number of directors on their respective Boards of Directors. The Boards of Directors of Harris Savings Bank and New Harris Financial will use their best efforts to nominate each of the seven directors for at least one additional term. After the Effective Time, the nominating committees of New Harris Financial and Harris Savings Bank shall fill any vacancy on the Boards of Directors of New Harris Financial and Harris Savings Bank, respectively, that results during the initial terms of the Boards of Directors of New Harris Financial and Harris Savings Bank pursuant to the recommendations of: (i) the former directors of York in the case of a vacancy in a New Harris Financial and Harris Savings Bank director position held by a former York director; and (ii) the former directors of Harris Financial in the case of a vacancy in a New Harris Financial and Harris Savings Bank director position held by a former Harris Financial director. Section 2.5.1 of the HARRIS DISCLOSURE SCHEDULE sets forth New Harris Financial's intentions with respect to the composition of certain of its committees following the Merger.

                  2.5.2 At the Effective Time, (i) the Chairman, President and Chief Executive Officer of Harris Financial will become the Co-Chairman, President and Chief Executive Officer of Harris Financial, and (ii) the President and Chief Executive Officer of York shall be appointed Co- Chairman of the Board of Directors of New Harris Financial.

                  2.5.3 The officers of Harris Savings Bank immediately prior to the Effective Time shall continue as officers of Harris Savings Bank immediately after the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of Harris Savings Bank. The officers and employees of York Fed immediately prior to the Effective Time shall continue as officers and employees of Harris Savings Bank immediately after the Effective Time, except as provided for in Section 7.9 of this Agreement.

         2.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of York acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, York and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of York or otherwise to take any and all such action.

     2.7 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 1929 of the PBCL.

     2.8 The York Option Agreement. The parties acknowledge that immediately after the execution of this Agreement, York and Harris Financial will enter into that certain York Option Agreement, dated as of even date herewith, pursuant to which York will grant to Harris Financial the right to purchase certain shares of York Common Stock upon terms and conditions specified in the York Option Agreement.

     2.9 Possible Alternative Structures. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time Harris Financial shall be entitled to revise the structure of the Merger described in
Section 2.1 hereof, provided that (i) there are no adverse federal or state income tax consequences to York and its stockholders as a result of the modification; (ii) the consideration to be paid to the holders of York Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; (iii) there are no adverse changes to the benefits and other arrangements provided to or on behalf of York's directors, officers and other employees; (iv) the Merger's qualifying for pooling of interests accounting treatment will not be adversely affected thereby, unless Arthur Andersen LLP has previously not been able to provide a letter to Harris Financial pursuant to the terms of Section 3.1.6 hereof; and (v) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. The Mutual Company, Harris Financial, New Harris Financial, Harris Savings Bank, York and York Fed agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

                                   ARTICLE III

                              CONVERSION OF SHARES

     3.1 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of New Harris Financial, York or the holders of any of the shares of York Common Stock:

                  3.1.1 Each share of York Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 3.1.4) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for 1.725 shares of Harris Common Stock (the "Exchange Ratio"), provided that:

                           (A) If, after giving effect to the issuance of shares
of Harris Common Stock to (i) purchasers in the Conversion Offering, (ii) Harris Financial shareholders in the Exchange Offering, and (iii) York shareholders as part of the Merger, the aggregate shares issued or issuable pursuant to (iii) would represent more than 37.6% (the "Maximum Percentage") of the total shares issued or issuable pursuant to (i) through (iii), then, subject to Sections
8.3.8 and 11.1.8, the Exchange Ratio shall be decreased such that the shares issued or issuable pursuant to (iii) shall represent the Maximum Percentage of the total shares issued or issuable pursuant to (i) through (iii); and

                           (B) If, after giving effect to the issuance of shares
of Harris Common Stock to (i) purchasers in the Conversion Offering, (ii) Harris Financial shareholders in the Exchange Offering, and (iii) York shareholders as part of the Merger, the aggregate shares issued or issuable pursuant to (iii) would represent less than 33.8% (the "Minimum Percentage") of the total shares issued or issuable pursuant to (i) through (iii), then the Exchange Ratio shall be increased so that the shares issued or issuable pursuant to (iii) shall represent the Minimum Percentage of the total shares issued or issuable pursuant to (i) through (iii).

                           (C) Shares issued  after  the date  of this Agreement
pursuant to the exercise of York Options or Harris Options or shares of New Harris Common Stock issued in exchange for such shares shall be excluded from all calculations pursuant to Subsections 3.1.1(A) and 3.1.1(B).

                  References in this Agreement to the "Exchange Ratio" shall mean the Exchange Ratio as adjusted in accordance with subsections (A) and (B) above.

                  3.1.2 The foregoing determination of the Exchange Ratio assumes that shares of Harris Common Stock will be sold for $10.00 per share in the Conversion Offering and that the shares of New Harris Common Stock will be issued to all former York stockholders immediately following the completion of the Conversion. If such shares are sold for an amount other than $10.00 per share, the Exchange Ratio shall be proportionately adjusted to reflect the actual offering price.

                  3.1.3 Shares of York Common Stock converted into New Harris Common Stock pursuant to this Section 3.1 shall be no longer outstanding and shall automatically be canceled and shall cease to exist, and each Certificate previously representing any such share shall thereafter represent the right to receive the Merger Consideration. Certificates previously representing shares of York Common Stock shall be exchanged for certificates representing whole shares of New Harris Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 3.4 hereof, without any interest thereon.

                  3.1.4 Each share held in the treasury of York and each share of York Common Stock owned by the Mutual Company, Harris Financial or any direct or indirect wholly owned subsidiary of Harris Financial or of York immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

                  3.1.5 Cash Election. Harris Financial shall request a letter from Arthur Andersen LLP, dated as of a date prior to the mailing of the Proxy Statement-Prospectus, addressed to Harris Financial, to the effect that based on the facts as of such date, the Merger will qualify for "pooling of interests" accounting treatment. If Arthur Andersen LLP is not able to issue such letter, then 15% to 30% of the aggregate Merger Consideration issued to former shareholders of York shall be in the form of cash, and Harris Financial and York agree to amend the Agreement to provide for the terms of such cash election, and to the extent there are excess cash elections, all York stockholders electing to receive cash will receive stock in lieu of cash on a pro rated basis so that in the aggregate 15% to 30% of the aggregate Merger Consideration will be in the form of cash. In the event that cash elections are less than 15% of the aggregate consideration then such shortfall shall be prorated among all shareholders electing to receive stock resulting in such shareholder receiving a combination of cash and stock. Harris Financial and York may mutually agree that the cash consideration issued to former shareholders of York will exceed 15% to 30% of the aggregate Merger Consideration. If cash is issued pursuant to this Section 3.1.6 to York Shareholders, then: (i) each share of York Common Stock as to which such election is made shall be converted into and exchanged for cash in an amount equal to $10.00 multiplied by the Exchange Ratio; and (ii) the Exchange Ratio and the percentage limitations set forth in Section 3.1.1(A) and (B) shall be calculated assuming that all shareholders of York receive shares of Harris Common Stock and no shareholder of York receives cash as part of his or her Merger Consideration. In addition, Harris Financial and York may mutually agree that more than 15% to 30% of the aggregate Merger Consideration issued to former shareholders of York Financial may be in the form of cash regardless of whether the Merger would otherwise qualify as a pooling of interests, and in such case Harris Financial and York agree to amend the Agreement to provide for the terms of such cash election.

         3.2      York Options.

                  3.2.1 Except as set forth in Section 3.2.2, on the Effective Date, each York Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of York Common Stock and shall be converted automatically into an option to purchase shares of New Harris Common Stock, and New Harris Financial shall assume each York Option in accordance with the terms of the applicable York Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) New Harris Financial and its Board of Directors or a duly authorized committee thereof shall be substituted for York and York's Board of Directors or duly authorized committee thereof administering such York Option Plan, (ii) each York Option assumed by New Harris Financial may be exercised solely for shares of New Harris Common Stock, (iii) the number of shares of New Harris Common Stock subject to such York Option shall be equal to the number of shares of York Common Stock subject to such York Option immediately prior to the Effective Date multiplied by the Exchange Ratio, provided that any fractional shares of New Harris Common Stock resulting from such multiplication shall be rounded to the nearest share, and (iv) the per share exercise price under each such York Option shall be adjusted by dividing the per share exercise price under each such York Option by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each York Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. New Harris Financial and York agree to take all necessary steps to effect the foregoing provisions of this Section 3.2.

                  3.2.2 On the Effective Date, each York Option issued pursuant to both of the York Financial Corp. Non-Incentive Stock Option Plan for Directors and the York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors, which is then outstanding (a "Director Option"), whether or not exercisable, shall cease to represent a right to acquire shares of York Common Stock and shall be converted automatically into the right to receive such number of shares (rounded to the nearest whole share) of New Harris Common Stock as is equal in value (based on the price for which New Harris Common Stock is sold in the Conversion Offering) to the difference (if a positive amount) between (A) the product of the Exchange Ratio, the price for which the shares of New Harris Common Stock are sold in the Offering and the number of shares of York Common Stock issuable upon exercise of the Director Options, and (B) the aggregate exercise price of the Director Options; provided however, that this Section
3.2.2 shall be further modified if and to the extent necessary to enable the Merger to qualify for pooling-of-interests accounting treatment. Prior to the Effective Time, York shall take, or cause to be taken, all necessary action to effect the intent of the provisions set forth in this Section 3.2.2. New Harris Financial or, at the option of New Harris Financial, York, shall make such payment at the Effective Time to each individual provided that the individual delivers to New Harris Financial his written acceptance, in a form acceptable to New Harris Financial, of such payment as full and complete consideration for the cancellation of each York Option held by him.

         3.3 Dissenting Shares. Stockholders of York shall not have dissenters' rights of appraisal, unless the Merger Consideration includes cash. Stockholders of Harris Financial shall not have dissenters' rights of appraisal.

         3.4  Procedures for Exchange of York Common Stock.

                  3.4.1 New Harris Financial to Make Shares Available. Prior to the Effective Time, New Harris Financial shall designate the Exchange Agent. New Harris Financial shall take all steps necessary on and as of the Effective Time to deliver to the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Section 3.4, certificates representing shares of New Harris Common Stock and cash in lieu of fractional shares to be paid pursuant to this Section 3.4 (such cash and certificates for shares of New Harris Common Stock, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund") to be issued and paid in exchange for outstanding York Common Stock in accordance with this Agreement.

                  3.4.2 Exchange of Certificates. Within five (5) business days after the Effective Time, New Harris Financial shall take all steps necessary to cause the Exchange Agent to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for certificates representing the New Harris Common Stock and cash in lieu of fractional shares into which the York Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of York) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate for the number of whole shares of New Harris Common Stock to which such holder of York Common Stock shall have become entitled pursuant to the provisions of Section 3.1, and
(y) a check representing the amount of cash in lieu of the fractional shares, if any, which such holder has the right to receive in respect of Certificates surrendered pursuant to the provisions of this Section 3.4, and the Certificates so surrendered shall forthwith be canceled. Certificates surrendered for exchange by any person who is an "affiliate" of York for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of New Harris Common Stock until New Harris Financial or Harris Financial has received the written agreement of such person contemplated by Section 8.5 hereof.

                  3.4.3 Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding York Common Stock shall have no rights, after the Effective Time, with respect to such York Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to New Harris Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.4. After the surrender of a Certificate in accordance with this Section 3.4, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of New Harris Common Stock represented by such Certificate.

                  3.4.4 Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of New Harris Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to New Harris Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of New Harris Financial. In lieu of the issuance of any such fractional share, New Harris Financial shall pay to each former holder of York Common Stock who otherwise would be entitled to receive a fractional share of New Harris Common Stock, an amount in cash determined by multiplying the price for which the New Harris Common Stock is sold in the Offering by the fraction of a share of Harris Common Stock which such holder would otherwise be entitled to receive pursuant to Section 3.4.2 hereof. No interest will be paid on the cash which the holders of such fractional shares shall be entitled to receive upon such delivery. For purposes of determining any fractional share interest, all shares of York Common Stock owned by a York shareholder shall be combined so as to calculate the maximum number of whole shares of New Harris Common Stock issuable to such York shareholder.

                  3.4.5 Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  3.4.6 Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of York of the York Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.4.

                  3.4.7  Return of  Exchange  Fund.  At any time  following  the twelve (12) -month period after the Effective Time, New Harris Financial shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Harris Financial (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither New Harris Financial nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

                  3.4.8 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by New Harris Financial, the posting by such person of a bond in such amount as New Harris Financial may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

         3.5 Reservation of Shares. New Harris Financial shall reserve for issuance a sufficient number of shares of the New Harris Common Stock for the purpose of issuing shares of New Harris Common Stock to the York shareholders and option holders in accordance with this Article III.

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                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF YORK

         York and York Federal represent and warrant to Harris Financial, New Harris Financial and Harris Savings Bank that the statements contained in this
Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV), except as set forth in the YORK DISCLOSURE SCHEDULE delivered by York to Harris Financial on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. York and York Federal have made a good faith effort to ensure that the disclosure on each schedule of the YORK DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the YORK DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         4.1 Capital Structure. The authorized capital stock of York consists of 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of undesignated preferred stock, par value $1.00 per share. As of the date of this Agreement, 10,107,267 shares of York Common Stock are issued and outstanding, no shares of York Common Stock are directly or indirectly held by York as treasury stock and no shares of York preferred stock are issued and outstanding. All outstanding shares of York Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of York Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the York Option Plans pursuant to which there are outstanding options to acquire 1,006,108 shares of York Common Stock, a schedule of which is set forth in Section 4.1 of the YORK DISCLOSURE SCHEDULE which has been delivered to Harris Financial prior to the execution of this Agreement, there are no Rights authorized, issued or outstanding with respect to or relating to the capital stock of York.

         4.2 Organization, Standing and Authority of York. York is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. York is duly registered as a savings and loan holding company under the HOLA. York has heretofore delivered to Harris Financial and has included as Section 4.2 of the YORK DISCLOSURE SCHEDULE true and complete copies of the Articles of Incorporation and Bylaws of York as in effect as of the date hereof.

         4.3 Ownership of York Subsidiaries. Set forth in Section 4.3 of the YORK DISCLOSURE SCHEDULE is the name, jurisdiction of incorporation and percentage ownership of each direct or indirect York Subsidiary. Except for (x) capital stock of the York Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and (z) securities and other interests which are set forth in the YORK DISCLOSURE SCHEDULE, York does not own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of the outstanding capital stock of any entity. The outstanding shares of capital stock or other ownership interests of each York Subsidiary that are owned by York or any York Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by York free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any York Subsidiary and there are no agreements, understandings or commitments relating to the right of York to vote or to dispose of such capital stock or other ownership interests.

         4.4 Organization, Standing and Authority of York Subsidiaries. Each York Subsidiary is a savings association, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each York Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification. York is authorized to own each York Subsidiary under the HOLA. The deposit accounts of York Fed are insured by the FDIC to the maximum extent permitted by the FDIA. York Fed has paid all premiums and assessments required by the FDIC. York has heretofore delivered or made available to Harris Financial and has included as Section 4.4 of the YORK DISCLOSURE SCHEDULE true and complete copies of the Charter and Bylaws of York Fed as in effect as of the date hereof.

         4.5      Authorized and Effective Agreement.

                  4.5.1 Each of York and York Fed has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of York's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of York and York Fed, except for the approval of this Agreement by York's shareholders. This Agreement has been duly and validly executed and delivered by York and York Fed and, assuming due authorization and execution by Harris, constitutes the legal, valid and binding obligations of York and York Fed, enforceable against York and York Fed in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.5.2 York has all requisite corporate power and authority to enter the York Option Agreement. The execution and delivery of the York Option Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of York. The York Option Agreement has been duly and validly executed and delivered by York and constitutes the legal, valid and binding obligation of York, enforceable against York in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.5.3 Except as set forth in Section 4.5.3 of the YORK DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement or the York Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by York and York Fed with any of the provisions hereof or by York with respect to the York Option Agreement (i) does or will conflict with or result in a breach of any provisions of the Articles of
Incorporation or Bylaws of York or the equivalent documents of any York Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of York or any York Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which York or any York Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or
(iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to York or any York Subsidiary.

                  4.5.4 Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the Bank Regulators,
(ii) the filing of the Proxy Statement-Prospectus with the SEC, (iii) the approval of this Agreement by the requisite vote of the shareholders of York,
(iv) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the PBCL in connection with the Merger, and (v) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of York or York Fed in connection with the execution and delivery by York and York Fed of this Agreement or the York Option Agreement and the consummation of the Merger by York.

                  4.5.5 As of the date hereof, neither York nor York Fed is aware of any reasons relating to York or York Fed (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the Merger as shall be necessary for (i) consummation of the Merger, and (ii) the continuation by New Harris Financial after the Effective Time of the business of York and York Fed as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of York, could have a Material Adverse Effect on York or York Fed or materially impair the value of York and York Fed to New Harris Financial.

         4.6      Securities Documents and Regulatory Reports.

                  4.6.1 Since January 1, 1995, York and any corporation that has merged into or consolidated with York subsequent to such date have timely filed with the SEC, the Bank Regulators and the NASD all Securities Documents required by the Securities Laws and such Securities Documents as the same may have been amended, complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.6.2 Since January 1, 1995, each of York and York Fed, and any financial institution or company that has merged into or consolidated with York or York Fed, has duly filed with the Bank Regulators in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of York and York Fed by the OTS, neither York nor York Fed was required to correct or change any action, procedure or proceeding which York or York Fed believes has not been corrected or changed as required as of the date hereof in all material respects.

         4.7      Financial Statements.

                  4.7.1 York has previously delivered or made available to Harris Financial accurate and complete copies of the York Financial Statements which, in the case of audited York Financial Statements, are accompanied by the audit reports of its independent public accountants. The York Financial Statements referred to herein, as well as the York Financial Statements to be delivered pursuant to Section 6.2 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of York as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of York for the respective periods or as of the respective dates set forth therein.

                  4.7.2 Each of the York Financial Statements (including the financial statements of any company or financial institution that has merged into or consolidated with York or any York subsidiary) referred to in Section
4.7.1 has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein or, in the case of unaudited interim York Financial Statements, the absence of footnotes and customary year-end adjustments. The audits of York and York Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of York and the York Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of York and its Subsidiaries. The minute books of York and each York Subsidiary contain complete and accurate records of all meetings and other corporate actions of its stockholders and Board of Directors authorized at such meetings held or taken since January 1, 1995 through the date of this Agreement.

                  4.7.3 Except (i) as set forth in Section 4.7.3 of the YORK DISCLOSURE SCHEDULE, (ii) as reflected, disclosed or provided for in the consolidated statement of financial condition of York as of June 30, 1999 (including related notes), (iii) for liabilities incurred since June 30, 1999 in the ordinary course of business and (iv) liabilities incurred in connection with this Agreement and the transactions contemplated hereby, neither York nor any York Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of York on a consolidated basis that would be required to be reflected on an audited consolidated balance sheet of York or the notes thereto.

         4.8 Material Adverse Change. Since June 30, 1999 to the date hereof (i) York and each York Subsidiary has conducted its respective business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the transactions contemplated hereby), and
(ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on York.

         4.9      Environmental Matters.

                  4.9.1 To the best of York's knowledge, York and each York Subsidiary is in material compliance with all Environmental Laws. Neither York nor any York Subsidiary has received any written communication during the last three years alleging that York or any York Subsidiary is not in such compliance and, to the best knowledge of York, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

                  4.9.2 To the actual knowledge of the senior management and directors of York and York Fed, none of the properties presently or formerly owned, leased or operated by York or any York Subsidiary, or in which York or any York Subsidiary has a lien or other security interest, has been or is in material violation of or materially liable under any Environmental Law.

                  4.9.3 To the best of York's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any material Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any material liability arising under any Environmental Law against York or any York Subsidiary or against any person or entity whose liability for any Environmental Claim York or any York Subsidiary has or may have retained or assumed either contractually or by operation of law.

                  4.9.4 Except as set forth in Section 4.9.4 of the YORK DISCLOSURE SCHEDULE, York has not conducted any environmental studies during the past five years with respect to any properties owned by York or any York Subsidiary as of the date hereof.

         4.10     Tax Matters.

                  4.10.1 York and each York Subsidiary has timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. To the best of York's knowledge, neither York nor any York Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by York or any York Subsidiary is pending or, to the best of York's knowledge, threatened.

                  4.10.2 All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by York and its Subsidiaries are complete and accurate in all material respects. Neither York nor any York Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as set forth in
Section 4.10.2 of the YORK DISCLOSURE SCHEDULE, the federal, state and local income tax returns of York and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against York or any York Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to York or any York Subsidiary to extend the period of limitations for the assessment or collection of any tax.

                  4.10.3 Except as set forth in Section 4.10.3 of the YORK DISCLOSURE SCHEDULE, neither York nor any York Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes (other than a tax allocation agreement between York and York Fed), (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by York or any York Subsidiary (nor does York have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         4.11 Legal Proceedings. Except as set forth in Section 4.11 of the YORK DISCLOSURE SCHEDULE, there are no material actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the senior officers and directors of York or any York Subsidiary, threatened against York or any York Subsidiary or against any asset, interest or right of York or any York Subsidiary, or against any officer, director or employee of any of them, and neither York nor any York Subsidiary is a party to any order, judgment or decree.

         4.12     Compliance with Laws.

                  4.12.1 Each of York and the York Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of York, no suspension or cancellation of any of the same is threatened.

                  4.12.2 Except as set forth in Section 4.12.2 of the YORK DISCLOSURE SCHEDULE, neither York nor any York Subsidiary is in violation of its respective Articles of Incorporation, Charter or other chartering instrument or Bylaws, or in material violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), municipal securities, insurance, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the best knowledge of York, York along with its executive officers and directors is not in material violation of any securities laws; and neither York nor any York Subsidiary has received any written notice or communication from any federal, state or local governmental authority asserting that York or any York Subsidiary is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. Neither York nor any York Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations or holding companies thereof), and none of them has received any written communication requesting that it enter into any of the foregoing. Since January 1, 1995, no regulatory agency has initiated any proceeding or, to the best knowledge of York, investigation into the business or operations of York, or any York Subsidiary. York has not received any objection from any regulatory agency to York's response to any violation, criticism or exception with respect to any report or statement relating to any examination of York or any of the York Subsidiaries.

         4.13 Certain Information. None of the information relating to York and its Subsidiaries to be included or incorporated by reference in (i) the Conversion Prospectus will, at the time such prospectus is mailed to subscribers and to the holders of Harris Common Stock (and at the time the related Conversion Registration Statement becomes effective under the Securities Act), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy

Statement-Prospectus, as of the date(s) such Proxy Statement-Prospectus is mailed to shareholders of York (and at the time the related Merger Registration Statement becomes effective under the Securities Act), and up to and including the date of the meeting of shareholders to which such Proxy Statement-Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement-Prospectus mailed by York to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

         4.14     Employee Benefit Plans.

                  4.14.1 York has set forth in Section 4.14.1 of the YORK DISCLOSURE SCHEDULE all York Employee Plans, and York has previously furnished or made available to Harris Financial accurate and complete copies of the same together with (i) the actuarial and financial reports prepared with respect to any qualified plans for the last three plan years, (ii) the annual reports filed with any governmental agency for any qualified or non-qualified plans for the last three plan years, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

                  4.14.2 None of York, any York Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of York's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of York or any York Subsidiary. To the best of York's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan, other than the transactions contemplated by this Agreement.

                  4.14.3 Except as set forth in Section 4.14.3 of the YORK DISCLOSURE SCHEDULE: (a) neither York nor any York Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA); (b) no liability under Title IV of ERISA has been incurred by York or any York Subsidiary with respect to any York Employee Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("York Defined Benefit Plan") currently or formerly maintained by York or any entity which is considered one employer with York under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied to the extent required by ERISA from time to time; (c) no York Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof that has not or will not be funded within the time provided under
Section 302(c)(10) of ERISA; (d) the fair market value of the assets of each York Defined Benefit Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such York Defined Benefit Plan as of the end of the most recent plan year with respect to the respective York Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such York Defined Benefit Plan as of the date hereof; (e) neither York nor any ERISA Affiliate has provided, or is required to provide, security to any York Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code; (f) neither York nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980; (g) neither York, nor any ERISA Affiliate, nor any York Employee Plan, including any York Defined Benefit Plan, nor any trust created thereunder has engaged in a transaction in connection with which York, any ERISA Affiliate, and any York Employee Plan, including any York Defined Benefit Plan any such trust or any trustee or administrator thereof, is subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

                  4.14.4 A favorable determination letter has been issued by the Internal Revenue Service with respect to each York Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "York Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of York's knowledge, is threatened to be revoked and York does not know of any ground on which such revocation may be based. Except as set forth in Section 4.14.4 of the YORK DISCLOSURE SCHEDULE, neither York nor any York Subsidiary has any current liability under any such plan that was required to be reflected as a liability on the Financial Statements as of June 30, 1999 under GAAP, which was not reflected on the consolidated statement of financial condition of York at June 30, 1999 included in the York Financial Statements.

                  4.14.5 No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any York Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on York under Section 4975 of the Code.

                  4.14.6 Except as specifically identified in Section 4.14.6 of the YORK DISCLOSURE SCHEDULE, neither York nor any York Subsidiary has any obligations for post- retirement or post-employment benefits under any York Employee Plan that cannot be amended or terminated upon 60 or fewer days notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state law, the cost of which is borne by the insured individual. Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each York Employee Plan or ERISA; to the best of York's knowledge, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any York Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any York Pension Plan.

                  4.14.7  To the best of  York's  knowledge,  the York  Employee
Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                  4.14.8 There are no pending or, to the best knowledge of York, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the York Employee Plans or any trust related thereto or any fiduciary thereof.

                  4.14.9. Section 4.14.9 of the YORK DISCLOSURE SCHEDULE sets forth (i) any amounts payable by York or any York Subsidiary that is estimated to be nondeductible for federal income tax purposes by Section 280G of the Code (taking into account transactions contemplated by this Agreement); (ii) the maximum amount that could be paid to each executive officer of York or any York Subsidiary as a result of the transactions contemplated by this Agreement under all employment, severance, and termination agreements, other compensation arrangements and York Employee Plans currently in effect; and (iii) the "base amount" (as such term is defined in section 280G(b)(3) of the Code) for each such disqualified individual calculated as of the date of this Agreement.

                  4.14.10 No compensation payable by York or any York Subsidiary to any of their employees under any York Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under
Section 162(m) of the Code.

                  4.14.11 Except as set forth in Section 4.14.11 of the YORK DISCLOSURE SCHEDULE, with respect to any York Employee Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1) (a "York Welfare Plan"): (i) each such York Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject York to a tax under Code Section 4976(a); (iii) to the best knowledge of York, each and every York Welfare Plan which is a group health plan (as such term is defined in Code Sections 162(i)(3)) complies and in each and every case has complied in all material respects with the applicable requirements of Code Section 4980B; and
(iv) each such York Welfare Plan (including any such plan covering former employees of York or any York Subsidiary) may be amended or terminated by York or Harris Financial on or at any time after the Effective Date without incurring liability thereunder except as required to satisfy the terms of the Plan.

         4.15     Certain Contracts.

                  4.15.1 Except as described in Section 4.15.1 of the YORK DISCLOSURE SCHEDULE, neither York nor any York Subsidiary is in material default or non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a material default or non-compliance.

                  4.15.2 Except as set forth in Section 4.15.2 of the YORK DISCLOSURE SCHEDULE, as of the date hereof, neither York nor any York Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay benefits under:

                  (a) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by York or any York Subsidiary (other than in the case of York Fed deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by York or any York Subsidiary of any obligation;

                  (b) any agreement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of York or any York Subsidiary;

                  (c) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of York or any York Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events);

                  (d) any agreement, arrangement or understanding pursuant to which York or any York Subsidiary is obligated to indemnify any director, officer, employee or agent of York or any York Subsidiary;

                  (e) any agreement, arrangement or understanding to which York or any York Subsidiary is a party or by which any of the same is bound which limits the freedom of York or any York Subsidiary to compete in any line of business or with any person;

                  (f)   any   assistance   agreement,   supervisory   agreement,
memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by any Bank Regulator;

                  (g) any agreement (other than any agreement with a banking customer for the provision of banking services entered into by any York Subsidiary in the ordinary course of business) that involves a payment or series of payments of more than $100,000 in any one year from or to York or any York Subsidiary (unless such agreement is cancellable by York upon payment of a termination fee of not more than $50,000); or

                  (h) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to York's Annual Report on Form10-K under the Exchange Act and which has not been so filed.

         4.16 Brokers and Finders. Except as set forth in Section 4.16 of the YORK DISCLOSURE SCHEDULE, neither York nor any York Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         4.17 Insurance. York and each York Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by contracts currently in effect and applicable laws and regulations.
Section 4.17 of the YORK DISCLOSURE SCHEDULE sets forth all policies of insurance maintained by it or any York Subsidiary as of the date hereof and any claims thereunder in excess of $25,000 since January 1, 1998. Since January 1, 1995, neither York nor any York Subsidiary has received any notice of termination of any such insurance coverage or material increase in the premiums therefor or has any reason to believe that any such insurance coverage will be terminated or the premiums therefor materially increased.

         4.18 Properties. All material real and personal property owned by York or any York Subsidiary or presently used by any of them in its respective business are in good condition (ordinary wear and tear excepted) and are sufficient to carry on its business in the ordinary course of business consistent with their past practices. York and each York Subsidiary have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of York as of June 30, 1999 included in the York Financial Statements or acquired, through merger of otherwise, after such date (other than those disposed of for fair value after such date), except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (iv) as reflected on the consolidated statement of financial condition of York as of June 30, 1999 included in the York Financial Statements. All real and personal property which are material to York's business on a consolidated basis and leased or licensed by York or any York Subsidiary are held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and no such real property lease will terminate or lapse prior to the Effective Time.

         4.19 Labor. No work stoppage involving York or any York Subsidiary is pending or, to the best knowledge of York, threatened. Neither York nor any York Subsidiary is involved in, or to the best knowledge of York, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees, which would have Material Adverse Effect on York. Employees of York and the York Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of York's knowledge, there have been no efforts to unionize or organize any employees of York or any York Subsidiary during the past five years.

         4.20 Certain Transactions. Since June 30, 1999, neither York, any York Subsidiary nor any company or financial institution that shall have merged with and into York or any York Subsidiary subsequent to June 30, 1999, has been a party to any material off-balance-sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as set forth in Section 4.20 of the YORK DISCLOSURE SCHEDULE.

         4.21 Disclosures. None of the representations and warranties of York and York Fed or any of the written information or documents furnished or to be furnished by York and York Fed to Harris Financial in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

         4.22 Disclosure Schedule. The YORK DISCLOSURE SCHEDULE sets forth, among other things, disclosures with respect to or exceptions to York's and York Fed's representations and warranties in this Article IV. The mere inclusion of an exception in the YORK DISCLOSURE SCHEDULE shall not be deemed an admission by York or York Fed that such exception represents a material fact, event or circumstance.

         4.23 Pooling of Interests. As of the date of this Agreement, York knows of no reason relating to it why the Merger would not qualify as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code. Except as set forth in Section 4.23 of the YORK DISCLOSURE SCHEDULE, since January 1, 1998, neither York nor York Fed has (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of York, York Fed or any York Subsidiaries, other than pursuant to and as required by the terms of any York Options that were issued and outstanding on such date; (B) repurchased, redeemed or otherwise acquired, or authorized the repurchase, redemption or other acquisition of, directly or indirectly through one or more of its Subsidiaries, any shares of capital stock of York, York Fed or any York Subsidiary; or (C) declared, set aside, made or paid to the stockholders of York or York Fed dividends or other distributions on the outstanding shares of capital stock of York or York Fed. For purposes of clause (B) above, York and York Fed shall be deemed to include any person that York or York Fed has caused to purchase such shares.

         4.24 Fairness Opinion. York has received a written opinion from Advest, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of York pursuant to this Agreement is fair to such stockholders from a financial point of view.

         4.25 Loan Portfolio. Section 4.25 of the YORK DISCLOSURE SCHEDULE sets forth all of the loans in original principal amount in excess of $100,000 of York or any York Subsidiary that as of the date of this Agreement are classified by York or any Bank Regulator as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on all such loans by category, it being understood that no representation is being made that the OTS or any other Bank Regulator would agree with the loan classifications of York. The allowance for loan losses reflected, and to be reflected, in York's regulatory reports, and shown, and to be shown, on the balance sheets contained in the York Financial Statements and any financial statements of any company or financial institution that shall have merged into York or any York Subsidiary subsequent to June 30, 1999 have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

         4.26     Required Vote; Inapplicability of Anti-takeover Statutes.

                  4.26.1 The affirmative vote of a majority of votes cast by all holders of shares of York Common Stock entitled to vote is necessary to approve this Agreement and the transactions contemplated hereby on behalf of York.

                  4.26.2  No  "fair   price,"   "moratorium,"   "control   share
acquisition" or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

         4.27  Material  Interests  of Certain  Persons.  Except as set forth in
Section 4.27 of the YORK DISCLOSURE SCHEDULE, to the knowledge of York, no officer or director of York, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, (i) has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of York or any of the York Subsidiaries, or (ii) is indebted to, or has the right under a line of credit to borrow from, York or any York Subsidiary in an amount exceeding $50,000.

         4.28 Joint Ventures. Section 4.28 of the YORK DISCLOSURE SCHEDULE sets forth (i) the identities of all Joint Ventures in which York or any York
Subsidiary is participating, (ii) the agreements relating to such Joint Ventures, (iii) the identities of the other participants in the Joint Venture,
(iv) the percentage of the Joint Venture owned by each participant, (v) copies of the most recent available financial statements (on an audited basis if available) of such Joint Ventures, and (vi) the amount of the investment or contractually binding commitment of York or any York Subsidiary to invest in such Joint Venture.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF HARRIS


         Harris Financial, New Harris Financial and Harris Savings Bank represent and warrant to York and York Fed that the statements contained in this
Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article V), except as set forth in the HARRIS DISCLOSURE SCHEDULE delivered by Harris Financial to York on the date hereof. Unless otherwise specified, any reference to Harris in this Article V shall include the Mutual Company, Harris Financial, New Harris Financial and any direct or indirect Subsidiary of Harris Financial. Harris Financial, New Harris Financial and Harris Savings Bank have made a good faith effort to ensure that the disclosure on each schedule of the HARRIS DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the HARRIS DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         5.1 Capital Structure. The authorized capital stock of Harris Financial consists of 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement, 33,574,325 shares of Harris Common Stock are issued and outstanding, 449,300 shares of Harris Common Stock are directly or indirectly held by Harris Financial as treasury stock and no shares of Harris Financial preferred stock are issued and outstanding. All outstanding shares of Harris Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Harris Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the Harris Option Plans pursuant to which there are outstanding or authorized options to acquire 1,301,375 shares of Harris Common Stock, a schedule of which is set forth in Section 5.1 of the HARRIS DISCLOSURE SCHEDULE which has been delivered to York concurrently herewith, there are no Rights authorized, issued or outstanding with respect to or relating to the capital stock of Harris Financial.

         5.2 Organization, Standing and Authority of the Mutual Company, Harris Financial and New Harris Financial. Each of the Mutual Company Harris Financial and New Harris Financial is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Each of the Mutual Company and Harris Financial is duly registered as a bank holding company under the BHCA, and on the Effective Date New Harris Financial will be a duly registered bank holding company under the BHCA. Section 5.2 of the HARRIS DISCLOSURE SCHEDULE contains true and complete copies of the Articles of Incorporation and Bylaws of Harris Financial and New Harris Financial as in effect as of the date hereof.

         5.3 Ownership of Harris Financial Subsidiaries. Section 5.3 of the HARRIS DISCLOSURE SCHEDULE sets forth each direct or indirect Harris Financial Subsidiary. The outstanding shares of capital stock of each Harris Financial Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by Harris Financial free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any Harris Financial Subsidiary and there are no agreements, understandings or commitments relating to the right of Harris Financial to vote or to dispose of said shares or other ownership interests.

         5.4   Organization,   Standing  and   Authority  of  Harris   Financial
Subsidiaries. Each Harris Financial Subsidiary is a bank, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each Harris Financial Subsidiary
(i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification. Harris Financial is authorized to own each Harris Financial Subsidiary under the BHCA. The deposit accounts of Harris Savings Bank are insured by the FDIC to the maximum extent permitted by the FDIA. Harris Savings Bank has paid all premiums and assessments required by the FDIC. Harris Financial has heretofore delivered or made available to York and has included in
Section 5.4 of the HARRIS DISCLOSURE SCHEDULE, true and complete copies of the Articles and Bylaws of Harris Savings Bank as in effect on the date hereof.

         5.5      Authorized and Effective Agreement.

                  5.5.1 Each of Harris Savings Bank, Harris Financial, New Harris Financial and the Mutual Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Depositors and Harris Financial's and New Harris Financial's stockholders) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Harris Savings Bank, Harris Financial, New Harris Financial, and the Mutual Company except for the approval by Harris Financial's and New Harris Financial's stockholders and approval of the Conversion and/or the Plan of Conversion by Harris Financial's stockholders and the Depositors. This Agreement has been duly and validly executed and delivered by Harris Savings Bank, Harris Financial, New Harris Financial, and the Mutual Company, and, assuming due authorization, execution and delivery by York, constitutes the legal, valid and binding obligation of Harris Savings Bank, Harris Financial, and New Harris Financial, and the Mutual Company, enforceable against each of Harris Savings Bank, Harris Financial, New Harris Financial, and the Mutual Company in accordance with its terms, subject, as to enforceability, to bankruptcy,

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



insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  5.5.2 Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Conversion) nor compliance by Harris Savings Bank, Harris Financial, New Harris Financial, and the Mutual Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Harris Savings Bank, Harris Financial, New Harris Financial, and the Mutual Company or the equivalent documents of any Harris Financial Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Harris pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Harris is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental, Depositor and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Harris.

                  5.5.3 Except for (i) the filing of applications and notices with, and the consents and approvals of, the applicable Bank Regulators, (ii) the filing and effectiveness of the Conversion Registration Statement and the Merger Registration Statement with the SEC in connection with the Conversion and the Merger, (iii) the approval of the transactions contemplated by this Agreement by the requisite vote of stockholders of Harris Financial and approval of the Conversion and/or the Plan of Conversion by the requisite vote of the Depositors and the stockholders of Harris Financial, (iv) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the PBCL in connection with the Merger, (v) review of the Merger by the DOJ under federal antitrust laws, and (vi) compliance with applicable state securities or "blue sky" laws, and except for such filings, registrations, consents or approvals as are set forth in Section 5.5.3 of the HARRIS DISCLOSURE SCHEDULE, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Harris in connection with the execution and delivery of this Agreement by Harris and the consummation of the Merger by New Harris Financial.

                  5.5.4 As of the date hereof, Harris is not aware of any reasons relating to Harris (including without limitation (a) Community
Reinvestment Act and (b) FRB compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and (ii) the continuation by New Harris Financial after the Effective Time of the business of York as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Harris Financial, could have a Material Adverse Effect on Harris Financial or materially impair the value of York and York Fed to New Harris Financial.


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



         5.6      Securities Documents and Regulatory Reports.

                  5.6.1 Since January 1, 1995, Harris Financial and Harris Savings Bank have timely filed with the SEC, the Bank Regulators and the NASD all Securities Documents required by the Securities Laws and such Securities Documents as the same may have been amended, complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.6.2  Since  January  1, 1995,  each of the  Mutual  Company,
Harris Financial and Harris Savings Bank has duly filed with the Bank Regulators, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Harris Financial and Harris Savings Bank by the FRB, the FDIC or the Department, neither Harris Financial nor Harris Savings Bank was required to correct or change any action, procedure or proceeding which Harris Financial or Harris Savings Bank believes has not been corrected or changed as required as of the date hereof in all material respects.

         5.7      Financial Statements.

                  5.7.1 Harris Financial has previously delivered or made available to York accurate and complete copies of the Harris Financial Statements which, in the case of audited Harris Financial Statements, are accompanied by the audit reports of Arthur Andersen LLP, independent public accountants with respect to Harris Financial. The Harris Financial Statements referred to herein, as well as the Harris Financial Statements to be delivered pursuant to Section 7.2 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Harris Financial as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of Harris Financial for the respective periods or as of the respective dates set forth therein.

                  5.7.2 Each of the Harris Financial  Statements  referred to in
Section 5.7.1 has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein, or in the case of unaudited interim Harris Financial Statements the absence of footnotes and customary year-end adjustments. The audits of Harris Financial and Harris Financial Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Mutual Company, New Harris Financial, Harris Financial and Harris Financial Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Mutual Company, New Harris Financial, Harris Financial and Harris Financial Subsidiaries. The minute books of the Mutual Company, New Harris Financial, Harris Financial and each Harris Financial Subsidiary contain complete and accurate

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



records of all meetings and other corporate actions of its stockholders and the Board of Directors authorized at such meetings held or taken since January 1, 1995 through the date of this Agreement.

                  5.7.3 Except (i) as reflected, disclosed or provided for in the consolidated statement of financial condition of Harris Financial as of December 31, 1999 (including related notes), (ii) liabilities incurred since December 31, 1999 in the ordinary course of business, and (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby, neither Harris Financial nor any Harris Financial Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Harris Financial on a consolidated basis that would be required to be reflected on an audited consolidated balance sheet of Harris Financial or the notes thereto.

         5.8 Material Adverse Change. Since December 31, 1999 to the date hereof, (i) the Mutual Company, Harris Financial and each Harris Financial Subsidiary has conducted its respective business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Harris Financial.

         5.9 Environmental Matters. Except as set forth in Section 5.9 of the HARRIS DISCLOSURE SCHEDULE:

                  5.9.1 To the best of Harris Financial's knowledge, Harris Financial and Harris Financial Subsidiaries are in material compliance with all Environmental Laws. Neither Harris Financial nor any Harris Financial Subsidiary has received any written communication during the last three (3) years alleging that Harris Financial or any Harris Financial Subsidiary is not in such compliance and, to the best knowledge of Harris Financial, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

                  5.9.2 To the actual knowledge of the senior management and directors of Harris Financial and Harris Savings Bank, none of the properties presently or formerly owned, leased or operated by Harris Financial or any Harris Financial Subsidiary, or in which Harris Financial or any Harris Financial Subsidiary has a lien or other security interest, has been or is in material violation of or materially liable under any Environmental Law.

                  5.9.3 To the best of Harris Financial's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any material Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any material liability arising under any Environmental Law against Harris Financial or any Harris Financial Subsidiary or against any person or entity whose liability for any Environmental Claim Harris Financial or any Harris Financial Subsidiary has or may have retained or assumed either contractually or by operation of law.


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



                  5.9.4 Harris Financial has not conducted any environmental studies during the past five years with respect to any properties owned by Harris Financial or any Harris Financial Subsidiary as of the date hereof.

         5.10     Tax Matters.

                  5.10.1 Except as set forth in Section 5.10.1 of the HARRIS DISCLOSURE SCHEDULE, the Mutual Company, Harris Financial and Harris Financial Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. To the best of Harris Financial's knowledge, none of the Mutual Company, Harris Financial or any Harris Financial Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. Except as set forth in Section 5.10.1 of the HARRIS DISCLOSURE SCHEDULE, as of the date hereof, no audit, examination or deficiency or refund litigation with respect to any federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Mutual Company, Harris Financial or any Harris Financial Subsidiary is pending or, to the best of Harris Financial's knowledge, threatened.

                  5.10.2 All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Mutual Company, Harris Financial or any Harris Subsidiary are complete and accurate in all material respects. None of the Mutual Company, Harris Financial or any Harris Financial Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as set forth in Section 5.10.2 of the HARRIS DISCLOSURE SCHEDULE, the federal, state and local income tax returns of the Mutual Company, Harris Financial and the Harris Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Mutual Company, Harris Financial or any Harris Financial Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Mutual Company, Harris Financial or any Harris Financial Subsidiary to extend the period of limitations for the assessment or collection of any tax.

                  5.10.3 None of the Mutual Company, Harris Financial or any Harris Financial Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes (other than

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



a tax allocation agreement between the Mutual Company, Harris Financial and Harris Savings Bank), (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Mutual Company, Harris Financial or any Harris Financial Subsidiary (nor does Harris Financial have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         5.11 Legal Proceedings. Except as set forth in Section 5.11 of the HARRIS DISCLOSURE SCHEDULE, there are no material actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the senior officers and directors of Harris Financial or any Harris Financial Subsidiary, threatened against Harris or against any asset, interest or right of Harris, or against any officer, director or employee of Harris, and Harris is not a party to any order, judgment or decree.

         5.12     Compliance with Laws.

                  5.12.1  Harris  has all  permits,  licenses,  certificates  of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Harris, no suspension or cancellation of any of the same is threatened.

                  5.12.2  Except as set forth in  Section  5.12.2 of the  HARRIS
DISCLOSURE SCHEDULE, none of the Mutual Company, Harris Financial or any Harris Financial Subsidiary is in violation of its respective Articles of Incorporation, Charter or other chartering instrument or Bylaws, or in material violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), insurance, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the best knowledge of Harris Financial, Harris Financial along with its executive officers and directors is not in material violation of any securities laws; and none of the Mutual Company, Harris Financial or any Harris Financial Subsidiary has received any written notice or communication from any federal, state or local governmental authority asserting that the Mutual Company, Harris Financial or any Harris Financial Subsidiary is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. None of the Mutual Company, Harris Financial or any Harris Financial Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks or holding companies thereof), and none of them has received any written communication requesting that it enter into any of the foregoing. Since January 1, 1995, no regulatory agency has initiated any proceeding or, to the best knowledge of Harris Financial, investigation into the business or operations of the Mutual Company, Harris Financial or any Harris Financial Subsidiary. None of them has received any objection from any regulatory agency to its response to any violation, criticism or exception with respect to any report or statement relating to any examinations of the Mutual Company, Harris Financial or any Harris Financial Subsidiary.

         5.13 Certain Information. None of the information relating to Harris to be included or incorporated by reference in (i) the Conversion Prospectus will, at the time such prospectus is mailed to subscribers and to the holders of Harris Common Stock (and at the time the related Conversion Registration Statement becomes effective under the Securities Act), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement- Prospectus, as of the date(s) such Proxy Statement-Prospectus is mailed to shareholders of York (and at the time the related Merger Registration Statement becomes effective under the Securities Act), and up to and including the date of the meeting of shareholders to which such Proxy Statement- Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement-Prospectus mailed by Harris to its stockholders in connection with the meeting of shareholders will comply as to form in all material respects with the Securities Laws.

         5.14     Employee Benefit Plans.

                  5.14.1 Harris Financial has set forth in Section 5.14.1 of the HARRIS DISCLOSURE SCHEDULE all Harris Employee Plans.

                  5.14.2 None of the Mutual Company, Harris Financial, any Harris Financial Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of Harris Financial's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of Harris Financial or any Harris Financial Subsidiary. To the best of Harris Financial's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

                  5.14.3 Neither Harris Financial nor any Harris Financial Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

                  5.14.4 A favorable determination letter has been issued by the Internal Revenue Service with respect to each Harris Financial Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (an "Harris Financial Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Harris Financial's knowledge, is threatened to be revoked and Harris Financial does not know of any ground on which such revocation may be based. Neither Harris Financial nor any Harris Financial Subsidiary had any liability under any such plan that was required to be reflected as a liability on the Harris Financial Statements as of December 31, 1999, under GAAP, which was not reflected on the consolidated statement of financial condition of Harris Financial at December 31, 1999 included in the Harris Financial Statements.

                  5.14.5 No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Harris Financial Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code.

                  5.14.6 Except for as specifically described in Section 5.14.6 of the HARRIS DISCLOSURE SCHEDULE, Harris does not have any obligations for post-retirement benefits under any Harris Employee Plan that cannot be amended or terminated upon sixty (60) or fewer days notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state law, the cost of which is borne by the insured individual. Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Harris Financial Employee Plan or ERISA; to the best of Harris Financial's knowledge, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Harris Financial Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Harris Financial Pension Plan.

                  5.14.7 To the best of Harris Financial's knowledge, the Harris Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                  5.14.8 There are no pending or, to the best knowledge of Harris Financial, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Harris Employee Plans or any trust related thereto or any fiduciary thereof.

                  5.14.9. Section 5.14.9 of the HARRIS DISCLOSURE SCHEDULE sets forth (i) any amounts payable by the Mutual Company, Harris Financial or any Harris Financial Subsidiary that is estimated to be nondeductible for federal income tax purposes by Section 280G of the Code (taking into account transactions contemplated by this Agreement); (ii) the maximum amount that could be paid to each executive officer of the Mutual Company, Harris Financial or any Harris

Financial Subsidiary as a result of the transactions contemplated by this Agreement under all employment, severance, and termination agreements, other compensation arrangements and Harris Employee Plans currently in effect and
(iii) the "base amount" (as such term is defined in section 280G(b)(3) of the Code) for each such disqualified individual calculated as of the date of this Agreement.

                  5.14.10 No compensation payable by the Mutual Company, Harris Financial or any Harris Financial Subsidiary to any of their employees under any Harris Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code.

                  5.14.11 Except as set forth in Section 5.14.11 of the HARRIS DISCLOSURE SCHEDULE, with respect to any Harris Employee Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1) (a "Harris Welfare Plan"): (i) each such Harris Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject York or Harris Financial to a tax under Code Section 4976(a); (iii) to the best knowledge of Harris each and every Harris Welfare Plan which is a group health plan (as such term is defined in Code Sections 162(i)(3)) complies and in each and every case has complied in all material respects with the applicable requirements of Code
Section 4980B; and (iv) each such Harris Welfare Plan (including any such plan covering former employees of Harris Financial or any Harris Financial Subsidiary) may be amended or terminated by York or Harris Financial on or at any time after the Effective Date without incurring liability thereunder except as required to satisfy the terms of the Plan.

         5.15     Certain Contracts.

                  5.15.1 Except as described in Section 5.15.1 of the HARRIS DISCLOSURE SCHEDULE, Harris is not in material default or non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a material default or non-compliance.

                  5.15.2 Except as set forth in Section 5.15.2 of the HARRIS DISCLOSURE SCHEDULE, as of the date hereof, Harris is not a party to, is not bound or affected by, nor receives, or is obligated to pay, benefits under:

                  (a) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by Harris (other than in the case of Harris Savings Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Harris of any obligation;

                  (b) any agreement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Harris;

                  (c) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Harris upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events);

                  (d) any agreement, arrangement or understanding pursuant to which Harris is obligated to indemnify any director, officer, employee or agent of Harris;

                  (e) any agreement, arrangement or understanding to which Harris is a party or by which any of the same is bound which limits the freedom of Harris to compete in any line of business or with any person;

                  (f)   any   assistance   agreement,   supervisory   agreement,
memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by any Bank Regulator;

                  (g) any agreement (other than any agreement with a banking customer for the provision of banking services entered into by any Harris in the ordinary course of business) that involves a payment or series of payments of more than $100,000 in any one year from or to Harris (unless such agreement is cancellable by Harris upon payment of a termination fee of not more than $50,000); or

                  (h) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to Harris Financial's Annual Report on Form10-K under the Exchange Act and which has not been so filed.

         5.16 Brokers and Finders. Except as set forth in Section 5.16 of the HARRIS DISCLOSURE SCHEDULE, neither Harris Financial nor any Harris Financial Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         5.17 Insurance. Harris Financial and each Harris Financial Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice,

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



customarily be insured and has maintained all insurance required by applicable laws and regulations. Section 5.17 of the HARRIS DISCLOSURE SCHEDULE sets forth all policies of insurance maintained by Harris as of the date hereof and any claims thereunder in excess of $25,000 since January 1, 1998. Since January 1, 1995, Harris has not received any notice of termination of any such insurance coverage or material increase in the premiums therefor, and Harris has no reason to believe that any such insurance coverage will be terminated or the premiums therefor materially increased.

         5.18 Properties. All material real and personal property owned by Harris Financial or any Harris Financial Subsidiary or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. Harris Financial has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of Harris Financial as of December 31, 1999 included in the Harris Financial Statements or acquired after such date (other than those disposed of for fair value after such date), except
(i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of Harris Financial as of December 31, 1999 included in the Harris Financial Statements.
All real and personal property which are material to Harris Financial's business on a consolidated basis and leased or licensed by Harris are held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and no such real property lease will terminate or lapse prior to the Effective Time.

         5.19 Labor. No work stoppage involving the Mutual Company, Harris Financial or any Harris Financial Subsidiary is pending or, to the best knowledge of Harris Financial, threatened. Neither Harris Financial nor any Harris Financial Subsidiary is involved in, or to the best knowledge of Harris Financial, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees, which would have a Material Adverse Effect on Harris. Employees of Harris are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Harris Financial's knowledge, there have been no efforts to unionize or organize any employees of Harris during the past five years.

         5.20 Certain Transactions. Since December 31, 1999, Harris has not been a party to any material off-balance-sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as set forth in Section 5.20 of the HARRIS DISCLOSURE SCHEDULE.

         5.21 Disclosures. None of the representations and warranties of the Mutual Company, Harris Financial, New Harris Financial or Harris Savings Bank or any of the written information or

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



documents furnished or to be furnished by the Mutual Company, Harris Financial, New Harris Financial or Harris Savings Bank to York in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

         5.22 Disclosure Schedule. The HARRIS DISCLOSURE SCHEDULE sets forth, among other things, disclosures with respect to or exceptions to the representations and warranties of the Mutual Company, Harris Financial, New Harris Financial and Harris Savings Bank in this Article V. The mere inclusion of an exception in HARRIS DISCLOSURE SCHEDULE shall not be deemed an admission by the Mutual Company, Harris Financial, New Harris Financial or Harris Savings Bank that such exception represents a material fact, event or circumstance.

         5.23 Pooling of Interests. As of the date of this Agreement, Harris Financial knows of no reason relating to it why the Merger would not qualify as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code.

         5.24 Fairness Opinion. Harris Financial has received a written opinion from Ryan, Beck & Co., to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Conversion and the Merger pursuant to this Agreement, is fair to Harris Financial stockholders, including the Mutual Company, from a financial point of view.

         5.25 Loan Portfolio. Section 5.25 of the HARRIS DISCLOSURE SCHEDULE sets forth all of the loans in original principal amount in excess of $100,000 of Harris or any Harris Subsidiary that as of the date of this Agreement are classified by Harris or any Bank Regulator as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on all such loans by category, it being understood that no representation is being made that the Department or any other Bank Regulator would agree with the loan classifications of Harris. The allowance for loan losses reflected, and to be reflected, in Harris Financial's regulatory reports, and shown, and to be shown, on the balance sheets contained in the Harris Financial Statements and any financial statements of any company or financial institution that shall have merged into Harris Financial or any Harris Financial Subsidiary subsequent to January 1, 1999 have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

         5.26     Required Vote; Inapplicability of Anti-takeover Statutes.

                  5.26.1 The affirmative vote of a majority of votes cast by all holders of shares of Harris Financial Common Stock entitled to vote is necessary to approve the transactions contemplated hereby on behalf of Harris Financial.


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



                  5.26.2  No  "fair   price,"   "moratorium,"   "control   share
acquisition" or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

         5.27  Material  Interests  of Certain  Persons.  Except as set forth in
Section 5.27 of the HARRIS DISCLOSURE SCHEDULE, to the knowledge of Harris Financial, no officer or director of Harris Financial, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, (i) has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Harris or (ii) is indebted to, or has the right under a line of credit to borrow from, Harris in an amount exceeding $50,000.

         5.28 Joint Ventures. Section 5.28 of the HARRIS DISCLOSURE SCHEDULE sets forth (i) the identities of all Joint Ventures in which the Mutual Company, Harris Financial or any Harris Financial Subsidiary is participating, (ii) the agreements relating to such Joint Ventures, (iii) the identities of the other participants in the Joint Venture, (iv) the percentage of the Joint Venture owned by each participant, (v) copies of the most recent available financial statements (on an audited basis if available) of such Joint Ventures, and (vi) the amount of the investment or contractually binding commitment of Harris to invest in such Joint Venture.

         5.29 Ownership of York Common Stock. As of the date hereof, neither Harris Financial nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of York Common Stock which in the aggregate represent 5% or more of the outstanding shares of York Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties, shares taken in consideration of debts previously contracted or in the case of Harris Financial shares which may be acquired pursuant to the York Option Agreement).

                                   ARTICLE VI

                                COVENANTS OF YORK

         6.1      Conduct of Business.

                  6.1.1 Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of Harris Financial, which consent will not be unreasonably withheld, York will operate its business, and it will cause each of the York Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would
(i) adversely affect the ability of Harris Financial or York to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such

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



approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

                  6.1.2 Negative Covenants. York agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, or consented to by Harris Financial in writing (which consent shall not be unreasonably withheld), York will not, and will cause each of the York Subsidiaries not to:

         (a) change or waive any provision of its Articles of Incorporation, Charter or Bylaws, except as required by law;

         (b) change the number of shares of its authorized or issued capital stock (except for the issuance of York Common Stock pursuant to the York Option Agreement or upon the exercise of outstanding York Options under the York Option Plans, as contemplated by Section 4.1 hereof);

         (c) issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of York or any of the York Subsidiaries, or any securities convertible into shares of such stock; except that (i) York may issue shares of York Common Stock or permit treasury shares to become outstanding to satisfy presently outstanding options under and in accordance with the terms of the York Option Plans, and (ii) York may issue shares of York Common Stock to Harris Financial in accordance with the terms of the York Option Agreement;

         (d) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

         (e) declare or pay any dividends or other distributions with respect to its capital stock except for dividends paid by any York Subsidiary to York, and except for a quarterly cash dividend not in excess of $0.13 per share, which amount may be increased consistent with past practice subject to Section 6.1.2(q). The Board of Directors of York shall cause its last quarterly dividend record date, prior to the Effective Time to occur on the day immediately preceding the Closing Date with the dividend amount to be calculated on a pro-rata basis from the previous dividend record date, and York shall not issue any additional shares (including treasury shares) of York Common Stock in connection with York's dividend reinvestment plan (it being understood that York may purchase shares of York Common Stock in the open market to fund its dividend reinvestment plan).

         (f) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

         (g) except in the ordinary course of business consistent with past practice, incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument

(other than borrowings not exceeding 120% of the December 31, 1999 level), or acquire any equity, debt, or except in the ordinary course of business consistent with past practice, other investment securities;

         (h) make any capital expenditures in excess of $50,000 individually or $500,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and/or pursuant to a budget previously provided to Harris Financial and as set forth in Section 6.1.2(h) of the YORK DISCLOSURE SCHEDULE or expenditures reasonable and necessary to maintain assets in good repair;

         (i) make or commit to make any commercial or commercial real estate loan in an amount in excess of $5,000,000 or loans to one borrower (including such borrower's related interests) in an aggregate principal amount (or with an aggregate commitment) of $7,500,000 or more;

         (j) grant any increase in rates of compensation to its employees other than in the ordinary course of business consistent with past practice; grant any increase in rates of compensation to, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to its directors or to its officers except for nondiscretionary payments required by such agreements and increases and bonuses in the ordinary course of business consistent with past practice other than cash bonuses that are reasonable and necessary to compensate York or York Fed employees in lieu of option grants between July 1, 2000 through the Closing Date, in consultation with the Chief Executive Officer of Harris Financial; enter into any employment, severance or similar agreements or arrangements with any director or employee; adopt or amend in any material respect or terminate any employee benefit plan, pension plan or incentive plan except as required by law or the terms of such plan or as provided in Section 6.1.2, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of this Agreement; or make any contributions to York's deferred compensation plans, supplemental executive retirement plans, grantor trust, defined benefit Pension Plan or 401(k) Plan not in the ordinary course of business consistent with past practice; or make any contributions to York's Employee Stock Ownership Plan, other than contributions, based on York's accrual levels in effect for 1999 on the date of this Agreement, for the period ending on the Effective Time; provided notwithstanding anything herein to the contrary, York or York Fed shall be permitted to make contributions to the York ESOP on a monthly basis.

         (k) other than as set forth in Section 6.1.2(k) of the YORK DISCLOSURE SCHEDULE, make application for the opening or closing of any, or open or close any, branch or automated banking facility;

         (l) other than as set forth in Section 6.1.2(l) of the YORK DISCLOSURE SCHEDULE, make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with customary banking practices;

         (m) subject to Section 6.9 hereof, merge into, consolidate with, affiliate with, or be purchased or acquired by, any other Person, or permit any other Person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of its business, acquire a significant portion of the assets of any other Person, or sell a significant portion of its assets;

         (n) make any material change in its accounting methods or practices, except changes as may be required by GAAP or by law or regulatory requirements;

         (o) enter into any off-balance sheet transaction involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions other than to hedge forward commitments in the ordinary course of business consistent with past practices;

         (p) knowingly take any action that would result in the representations and warranties of York and York Fed contained in this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date;

         (q) voluntarily take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code, including, without limitation, cashing out or accelerating any York Options, except for automatic acceleration in accordance with the terms of such York Options;

         (r) invest in or commit to invest in, or otherwise increase, decrease or alter its investment in, any existing or new Joint Venture other than pursuant to commitments outstanding at the date of this Agreement which are set forth in Section 4.28;

         (s) make any material change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies, except as may be required by changes in applicable law or regulations or in GAAP; or

         (t)  agree to do any of the foregoing.

         6.2  Current  Information.  During  the  period  from  the date of this
Agreement to the Effective Time, York will cause one or more of its representatives to confer with representatives of Harris Financial and report the general status of its ongoing operations at such times as Harris Financial may reasonably request. York will promptly notify Harris Financial of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving York or any York Subsidiary. York will also provide Harris Financial such information with respect to such events as Harris Financial may reasonably request from time to time. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending June 30), York will deliver to Harris Financial its quarterly report on Form 10-Q under the Exchange Act and as soon as reasonably available, but in no event more than 90 days after the end of the fiscal year, York will deliver to Harris Financial its Annual Report on Form 10-K. Within 25 days after the end of each month, York will deliver to Harris Financial a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

         6.3 Access to Properties and Records. Subject to Section 12.1 hereof, York shall permit Harris Financial reasonable access upon reasonable notice to its properties and those of the York Subsidiaries, and shall disclose and make available to Harris Financial during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or other strategic alternatives) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Harris Financial may have a reasonable interest; provided, however, that York shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. York shall provide and shall request its auditors to provide Harris Financial with such historical financial information regarding it (and related audit reports and consents) as Harris Financial may reasonably request for securities disclosure purposes.

         6.4      Financial and Other Statements.

                  6.4.1 Promptly upon receipt thereof, York will furnish to Harris Financial copies of each annual, interim or special audit of the books of York and the York Subsidiaries made by its independent accountants and copies of all internal control reports submitted to York by such accountants in connection with each annual, interim or special audit of the books of York and the York Subsidiaries made by such accountants.

                  6.4.2 As soon as practicable, York will furnish to Harris Financial copies of all such financial statements and reports as it or any York Subsidiary shall send to its stockholders, the SEC, the FDIC, the OTS or any other regulatory authority, except as legally prohibited thereby.

                  6.4.3 York will advise Harris Financial promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of York or any of the York Subsidiaries.

                  6.4.4 With reasonable promptness, York will furnish to Harris Financial such additional financial data as Harris Financial may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

         6.5 Disclosure Supplements. From time to time prior to the Effective Time, York and York Fed will promptly supplement or amend the YORK DISCLOSURE SCHEDULE delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such YORK DISCLOSURE SCHEDULE or which is necessary to correct any information in such YORK DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such YORK DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in
Article IX.

         6.6 Consents and Approvals of Third Parties. York shall use all reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, York shall utilize the services of a professional proxy soliciting firm to help obtain the shareholder vote required to be obtained by it hereunder.

         6.7 All Reasonable Efforts. Subject to the terms and conditions herein provided, York agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         6.8 Failure to Fulfill Conditions. In the event that York determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Harris Financial.

         6.9 No Solicitation. Unless and until this Agreement shall have been properly terminated by either party pursuant to Section 11.1 hereof, neither York nor any York Subsidiary shall (and York and York Fed shall use all commercially reasonable efforts to cause its representatives, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with, or, provide any information to, any corporation, partnership, person or other entity or group (other than Harris Financial and its affiliates or representatives) concerning any merger, tender offer, sale of substantial assets, sale of shares of capital stock or debt securities or similar transaction involving York or York Fed (an "Acquisition Transaction"). Notwithstanding the foregoing, nothing contained in this Section 6.9 shall prohibit York or its Board of Directors from taking and disclosing to York's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from such action in response to an unsolicited Acquisition Transaction which, in the judgment of the Board of Directors, may be required under applicable law or is necessary in order to comply with its fiduciary obligations. York will immediately communicate to Harris Financial the terms of any proposal or inquiry relating to an

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



Acquisition Transaction and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within 24 hours of York's receipt of any such proposal or inquiry) or its receipt of any request for information from the Bank Regulator, or any other governmental agency or authority with respect to a proposed Acquisition Transaction. York shall continue to consult with Harris Financial after receipt of such proposal.

         6.10 Board of Directors and Committee Meetings. York and York Fed shall permit a representative of Harris Financial to attend any meeting of the Board of Directors of York and/or York Fed or the Executive Committees thereof (provided that neither York nor York Fed shall be required to permit the Harris Financial representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of York or York Fed).

                                   ARTICLE VII

                          COVENANTS OF HARRIS FINANCIAL

         7.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, except with the written consent of York, which consent will not be unreasonably withheld, none of the Mutual Company, New Harris Financial, Harris Financial or Harris Savings Bank will engage in any significant transactions outside the ordinary course of business and consistent with past practices (it being understood that the purchase or sale of any branch office shall not be considered outside the ordinary course of business) or take any action which would: (i) adversely affect the ability of any party to obtain any necessary approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; (iii) disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code; or (iv) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date, provided that nothing herein contained shall preclude Harris Financial from exercising its rights under the York Option Agreement or taking any action previously disclosed. Provided further, that nothing herein shall preclude the Mutual Company and Harris Savings Bank from electing, and the Mutual Company and Harris Savings Bank shall be permitted to, convert their charters to a federal mutual holding company charter and federal savings bank charter, respectively, subject to applicable law and regulation and the consent of York.

         7.2 Current Information. During the period from the date of this Agreement to the Effective Time, Harris Financial will cause one or more of its representatives to confer with representatives of York and report the general status of its ongoing operations at such times as York may reasonably request. Harris Financial will promptly notify York of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by

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applicable law, of any governmental  complaints,  investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Harris Financial. Harris Financial will also provide York such information with respect to such events as York may reasonably request from time to time. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), Harris Financial will deliver to York its quarterly report on Form 10-Q under the Exchange Act and, as soon as reasonably available, but in no event more than 90 days after the end of the fiscal year, Harris Financial will deliver to York its Annual Report on Form 10-K. Within 25 days after the end of each month, Harris Financial will deliver to York a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

         7.3 Access to Properties and Records. Subject to Section 12.1 hereof, Harris Financial shall permit York reasonable access upon reasonable notice to its properties and those of the Harris Financial Subsidiaries, and shall disclose and make available to York during normal business hours all of its books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or other strategic alternatives) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which York may have a reasonable interest; provided, however, that Harris Financial shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. Harris Financial shall provide and shall request its auditors to provide York with such historical financial information regarding it (and related audit reports and consents) as York may reasonably request for securities law disclosure purposes.

         7.4      Financial and Other Statements.

                  7.4.1 Promptly upon receipt thereof, Harris Financial will furnish to York copies of each annual, interim or special audit of the books of Harris Financial and the Harris Financial Subsidiaries made by its independent accountants and copies of all internal control reports submitted to Harris Financial by such accountants in connection with each annual, interim or special audit of the books of Harris Financial and the Harris Financial Subsidiaries made by such accountants.

                  7.4.2 As soon as practicable, Harris Financial will furnish to York copies of all such financial statements and reports as it or any Harris Financial Subsidiary shall send to its stockholders, the SEC, the Department, the FDIC, the FRB or any other regulatory authority, except as legally prohibited thereby.


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



                  7.4.3 Harris Financial will advise York promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of Harris Financial or any of the Harris Financial Subsidiaries.

                  7.4.4 With reasonable promptness, Harris Financial will furnish to York such additional financial data as York may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

         7.5 Disclosure Supplements. From time to time prior to the Effective Time, the Mutual Company, New Harris Financial, Harris Financial and Harris
Savings Bank will promptly supplement or amend the HARRIS DISCLOSURE SCHEDULE delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such HARRIS DISCLOSURE SCHEDULE or which is necessary to correct any information in such HARRIS DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such HARRIS DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

         7.6 Consents and Approvals of Third Parties. The Mutual Company, New Harris Financial, Harris Financial and Harris Savings Bank shall use all reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons, including the Depositors and stockholders of Harris Financial necessary or desirable for the consummation of the transactions contemplated by this Agreement, including the Conversion.

         7.7 All Reasonable Efforts. Subject to the terms and conditions herein provided, the Mutual Company, New Harris Financial, Harris Financial and Harris Savings Bank agree to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Conversion.

         7.8 Failure to Fulfill Conditions. In the event that Harris Financial determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify York.

         7.9      Employee Benefits.

                  7.9.1 All employees of York and the York Subsidiaries as of the Effective Time shall become employees of New Harris Financial or a Harris Financial Subsidiary as of the Effective Time. New Harris Financial shall use its best reasonable efforts consistent with the objectives of the Merger, to place former employees of York and its Subsidiaries in comparable positions with New Harris Financial or a Harris Financial Subsidiary, provided that except as set forth in Section 7.9.1 of the HARRIS DISCLOSURE SCHEDULE and as set forth in a separate letter between York and Harris Financial of even date herewith nothing in this Agreement shall give any employee of York

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



or its Subsidiaries any right to any severance payment or continuing employment with Harris Financial or any Subsidiary thereof after the Effective Time, or any termination benefit in the event of a change in control of New Harris Financial after the Effective Time.

                  7.9.2 Except as otherwise provided in Section 7.9 of this Agreement or as agreed to in writing between Harris Financial and York, as of or after the Effective Time, and at New Harris Financial's election and subject to the requirements of the Code, the York Employee Plans may continue to be maintained separately, or consolidated or terminated. Employees of York and the York Subsidiaries who continue employment with New Harris Financial or any Harris Financial Subsidiary ("Continuing Employees") shall receive credit for service with York and the York Subsidiaries under any existing Harris benefit plan or any Harris benefit plan in which such employees would be eligible to enroll, which, in the aggregate, are no less favorable than those generally afforded to other employees of Harris holding similar positions, subject to the terms and conditions under which those employee benefits are made available to such employees; provided, however, that (i) for purposes of determining eligibility, participation, vesting and accrual of such employee benefits (provided that employees of York and the York Subsidiaries shall not receive credit for benefit accrual purposes under any Harris defined benefit pension plan), service with York or any York Subsidiary prior to the Effective Time shall be treated as service with Harris, (ii) this Section 7.9 shall not be construed to limit the ability of Harris to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate, (iii) to the extent that any comparable employee benefit or welfare plan for York or any York Subsidiary is continued after the Effective Time (other than the York ESOP) and while such plan is continuing, there shall be no requirements to include Continuing Employees in the comparable plan of Harris, (iv) Harris shall honor any and all vacation leave (and sick leave) accrued by employees of York and the York Subsidiaries, except to the extent of any duplication of benefits, and (v) Harris agrees that any pre-existing condition, limitation, or exclusion in its health plans shall not apply to Continuing Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by York or any York Subsidiary immediately prior to the Effective Time and who then change that coverage to Harris' medical or hospitalization indemnity health plan at the time such Continuing Employees are first given the option to enroll in Harris' health plans, and there shall be no duplications of deductions or co-payments.

                  7.9.3 Section 7.9.3 of the YORK DISCLOSURE SCHEDULE contains all employment and change of control, severance and similar agreements with any employee or director of York or any York Subsidiary ("Benefit Agreements"). Following the Effective Time, Harris Financial shall honor or cause its Subsidiaries to honor in accordance with their terms all such previously disclosed Benefit Agreements and assume or cause its Subsidiaries to assume all duties, liabilities and obligations under such agreements and arrangements.

                  7.9.4 If New Harris Financial implements a stock option plan pursuant to which awards of options to purchase shares of New Harris Common Stock will be made to officers, key employees and directors of New Harris Financial or its Subsidiaries within two years of the Effective Date, then 10% of such awards shall be determined by a committee consisting of at least two (2)

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



directors that are outside directors as such term applies under Section 162(m) of the Code ("Outside Directors") that is selected by the Board of Directors of New Harris Financial, 40% of such awards shall be determined by a committee of at least two (2) Outside Directors selected by directors of York on the date hereof who are also directors of New Harris Financial on the date of the determination of the award, and 60% of such awards shall be determined by a committee of at least two (2) Outside Directors selected by directors of Harris Financial on the date hereof who are also directors of New Harris Financial on the date of the determination of the award. Any forfeited options may be reawarded by the committee selected by the Board of Directors of New Harris Financial. No Continuing Employee shall receive awards that are materially greater than awards under such plan to other employees of similar job title and responsibilities (other than awards to reflect superior performance) who are not Continuing Employees. Any such option plan shall provide that awards under the plan shall vest in the event of retirement of the recipient of the award, and upon such other events as shall be determined by the committee making the award. No option plan shall be implemented and awards shall not be made under any new option plan unless the plan is approved by New Harris Financial shareholders.

                  7.9.5 If New Harris Financial implements a restricted stock plan pursuant to which awards of shares of New Harris Common Stock restricted by the terms of such plan will be made to officers, key employees and directors of New Harris Financial or its Subsidiaries within two years of the Effective Date, then 10% of such awards shall be determined by a committee consisting of at least two (2) Outside Directors that is selected by the Board of Directors of New Harris Financial, 40% of such awards shall be determined by a committee of at least two (2) Outside Directors selected by directors of York on the date hereof who are also directors of New Harris Financial on the date of the determination of the award, and 60% of such awards shall be determined by a committee of at least two (2) Outside Directors selected by directors of Harris Financial on the date hereof, who are also directors of New Harris Financial on the date of the determination of the award. Any forfeited shares may be reawarded by the committee selected by the Board of Directors of New Harris Financial. Any such restricted stock plan shall provide that awards under the plan shall vest in the event of retirement of the recipient of the award, and upon such other events as shall be determined by the committee making the award. No restricted stock plan shall be implemented and awards shall not be made under any new restricted stock plan unless the plan is approved by New Harris Financial shareholders.

                  7.9.6 In the event that either New Harris Financial or any New Harris Financial Subsidiary or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of New Harris Financial or a Harris Financial Subsidiary shall assume the obligations set forth in Sections 7.9.4 and 7.9.5.

                  7.9.7 For purposes of this Section 7.9, the term York Subsidiary shall include only subsidiaries that are wholly-owned by York.


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         7.10     Directors and Officers Indemnification and Insurance.

                  7.10.1 New Harris  Financial  shall  maintain,  or shall cause
Harris Savings Bank to maintain, in effect for three years following the Effective Time, the current directors' and officers' liability insurance policies maintained by York and the York Subsidiaries (provided, that New Harris Financial may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall New Harris Financial be required to expend pursuant to this Section 7.10.1 more than 135% of the annual cost currently expended by York with respect to such insurance. In connection with the foregoing, York agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

                  7.10.2 New Harris Financial shall, or shall cause Harris Savings Bank or the appropriate New Harris Financial Subsidiary to, indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of York or a York Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of New Harris Financial, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of York or a York Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law and under York's Articles of Incorporation or Charter and Bylaws. New Harris Financial shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law upon receipt of an undertaking to repay such advance payments if he shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.10.2 upon learning of any Claim, shall notify New Harris Financial (but the failure so to notify New Harris Financial shall not relieve it from any liability which it may have under this Section 7.10.2, except to the extent such failure materially prejudices New Harris Financial) and shall deliver to New Harris Financial the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) New Harris Financial shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption New Harris Financial shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if New Harris Financial elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the

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



Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between New Harris Financial and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and New Harris Financial shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) New Harris Financial shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm, (3) New Harris Financial shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any proceeding not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of York or any York Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of York or any York Subsidiary. The determination shall be made by a majority vote of a quorum consisting of the Directors of New Harris Financial who are not involved in such proceeding.

                  7.10.3 In the event that either Harris Financial, New Harris Financial or Harris Savings Bank or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Harris Financial, New Harris Financial or Harris Savings Bank shall assume the obligations set forth in this Section 7.10.

                  7.10.4 The  obligations of Harris  provided under this Section
7.10 are intended to be enforceable against Harris directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Harris.

         7.11 Stock Listing. New Harris Financial agrees to list on the Stock Exchange (or such other national securities exchange on which the shares of the New Harris Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of New Harris Common Stock to be issued in the Merger.

         7.12 Options. Harris Financial agrees that from the date of this Agreement until the Effective Time it will not issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Harris Financial or any of the Harris Financial Subsidiaries, or any securities convertible into shares of such stock; except that (i) Harris Financial may issue shares of Harris Common Stock or permit treasury shares to become outstanding to satisfy presently outstanding options under and in accordance with the terms of the Harris Option Plans, and (ii) New Harris Financial may issue shares of New Harris Common Stock in connection with the Offering.


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



         7.13 Registration of Shares Issuable Upon Exercise of Options. New Harris Financial agrees to register under the Securities Act all shares of New Harris Common Stock issuable upon the exercise of York Options that will be converted into options to acquire New Harris Common Stock upon the Effective Time.

                                  ARTICLE VIII

                          REGULATORY AND OTHER MATTERS

         8.1      York and Harris Financial Special Meetings.

                  8.1.1 York will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "York Stockholders Meeting"), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in York's reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of York as advised by counsel, recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders, and (iii) cooperate and consult with Harris Financial and New Harris Financial with respect to each of the foregoing matters. The York Stockholders Meeting shall not be held until the Conversion Registration Statement has been declared effective by the SEC.

                  8.1.2 Harris Financial will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Harris Financial Stockholders Meeting"), which shall not be held until the Conversion Registration Statement has been declared effective by the SEC, for the purpose of approving the transactions contemplated by this Agreement, and for such other purposes as may be, in Harris Financial's reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of Harris Financial as advised by counsel, recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders, and (iii) cooperate and consult with York with respect to each of the foregoing matters.

         8.2      Proxy Statement-Prospectus.

                  8.2.1 For the purposes (x) of registering New Harris Common Stock to be offered to holders of York Common Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) of holding the York Stockholders Meeting and Harris Financial Stockholders Meeting, New Harris Financial shall draft and prepare, and York shall cooperate in the preparation of, the Merger Registration Statement, including a combined proxy statement and prospectus or statements satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by York to the York

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



stockholders  and by Harris  Financial  to the  Harris  Financial  stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). New Harris Financial shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of New Harris Financial and York shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of York and New Harris Financial shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. New Harris Financial shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and York shall furnish all information concerning York and the holders of York Common Stock as may be reasonably requested in connection with any such action.

                  8.2.2 York shall provide New Harris Financial with any information concerning itself that Harris Financial may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and Harris Financial shall notify York promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to York promptly copies of all correspondence between New Harris Financial, Harris Financial or any of their representatives and the SEC. New Harris Financial and Harris Financial shall give York and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give York and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Harris Financial, New Harris Financial and York agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of York Common Stock and Harris Common Stock entitled to vote at the York Stockholders Meeting and Harris Financial Stockholders Meeting, respectively, referred to in Section 8.1 hereof at the earliest practicable time.

                  8.2.3  York and Harris  Financial  shall  promptly  notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, York shall cooperate with Harris Financial and New Harris Financial in the preparation of a supplement or amendment to such Proxy Statement- Prospectus which corrects such misstatement or omission, and New Harris Financial shall file an amended Merger Registration Statement with the SEC, and each of York, Harris Financial and New Harris Financial shall mail an amended Proxy Statement-Prospectus to York's and Harris Financial's stockholders, respectively. York, Harris Financial and New Harris Financial shall each provide to the other a "comfort" letter from its independent certified public accountant, dated as of the date of the Proxy Statement-Prospectus and updated as of the date of consummation of the Merger, with respect to certain financial information regarding York and Harris Financial and New Harris

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Financial,  respectively,  each in form  and  substance  which is  customary  in transactions such as the Merger.

         8.3 The Mutual Company Conversion from Mutual to Stock Form. Commencing promptly after the date of this Agreement, the Mutual Company, Harris Financial, New Harris Financial and Harris Savings Bank will take all reasonable steps necessary to effect the Conversion. In addition, without limiting the generality of the foregoing, the Mutual Company shall cause the following to be done:

                  8.3.1 The Harris Financial Stockholders Meeting. Harris Financial will (i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold the Harris Financial Stockholders Meeting for the purpose of approving the Conversion and/or the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of Harris Financial, necessary or desirable, and (ii) subject to the fiduciary responsibility of the Board of Directors of Harris Financial as advised by counsel, recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders.

                  8.3.2 The Mutual Company Special Meeting. The Mutual Company will (i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of Depositors (the "Depositors Meeting") for the purpose of approving the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of the Mutual Company, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Trustees of the Mutual Company as advised by counsel, recommend to Depositors the approval of the aforementioned matters to be submitted by it to Depositors, and
(iii) cooperate and consult with York with respect to each of the foregoing matters.

                  8.3.3 The Mutual Company will use all reasonable efforts to prepare and file all required regulatory applications required in connection with the Conversion, including, without limitation, filing applications with the Department, the FDIC (if necessary) and the FRB.

                  8.3.4 Harris Financial and New Harris Financial shall prepare as promptly as practicable, and York shall co-operate in the preparation of, the Conversion Prospectus. Such Conversion Prospectus shall be incorporated into the Conversion Registration Statement. New Harris Financial shall file the Conversion Registration Statement with the SEC. New Harris Financial shall use its reasonable best efforts to have the Conversion Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

                  8.3.5 York shall provide Harris Financial and New Harris Financial with any information concerning it that Harris Financial or New Harris Financial may reasonably request in connection with the Conversion Prospectus, and Harris Financial shall notify York promptly of the receipt of any comments of the SEC, the FRB, the FDIC or the Department with respect to the

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Conversion  Prospectus  and of any requests by the SEC, the FRB, the FDIC or the
Department   for  any  amendment  or  supplement   thereto  or  for   additional
information, and shall provide to York promptly copies of all correspondence between New Harris Financial or any representative of New Harris Financial and the SEC, the FRB, the FDIC or the Department. New Harris Financial shall give York and its counsel the opportunity to review and comment on the Conversion Prospectus prior to its being filed with the SEC, the FRB, the FDIC or the Department and shall give York and its counsel the opportunity to review and comment on all amendments and supplements to the Conversion Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, the FRB, the FDIC or the Department. Each of Harris Financial, New Harris Financial and York agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC, the FRB, the FDIC or the Department and to cause the Conversion Prospectus and all required amendments and supplements thereto to be mailed to Depositors at the earliest practicable time.

                  8.3.6 York shall promptly notify Harris Financial if at any time it becomes aware that the Conversion Prospectus or the Conversion Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, York shall cooperate with Harris Financial and New Harris Financial in the preparation of a supplement or amendment to such Conversion Prospectus, which corrects such misstatement or omission, and New Harris Financial shall file an amended Conversion Registration Statement with the SEC. York shall provide to New Harris Financial, Harris Financial and the placement agent for the sale of New Harris Common Stock in the Conversion Offering a "comfort" letter from the independent certified public accountants for York, dated as of the date of the Conversion Prospectus and updated as of the date of consummation of the Conversion, with respect to certain financial information regarding York, each in form and substance which is customary in transactions such as the Conversion, and shall cause its counsel to deliver to the placement agent for the Conversion such opinions as Harris Financial and New Harris Financial may reasonably request.

                  8.3.7 The aggregate price for which the shares of Harris Common Stock are sold to purchasers in the Conversion Offering shall be based on the Independent Valuation. The Independent Valuation shall be expressed as a range (the "Valuation Range"), the maximum and minimum of which shall vary 15% above and below the midpoint of such range, and the maximum of such range may be increased by an additional 15%.

                  8.3.8 If any shares of New Harris Common Stock that are offered for sale in the subscription offering that is conducted as part of the Conversion Offering remain unsold then, subject to the consent of York which consent shall not be unreasonably withheld, such shares may be issued to York shareholders as part of the Merger Consideration. In such event, the unsold shares of New Harris Common Stock that are issued to York shareholders shall be assumed to have also been issued in the Conversion Offering for purposes of calculating the Maximum Percentage.

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         8.4 Regulatory Approvals. Each of York, New Harris Financial and Harris
Financial will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of
all  third  parties  and   governmental   bodies  necessary  to  consummate  the
transactions contemplated by this Agreement, including without limitation the Merger and the Conversion. York and Harris Financial will furnish each other and
each  other's  counsel  with  all  information  concerning   themselves,   their
subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Conversion Prospectus, the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of York, New Harris Financial or Harris Financial to any governmental body in connection with the Conversion, the Merger, and the other transactions contemplated by this Agreement. York shall have the right to review and approve in advance all characterizations of the information relating to York and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, York, Harris Financial and New Harris Financial shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

         8.5      Affiliates; Publication of Combined Financial Results.

                  8.5.1 York shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of York to deliver to Harris Financial, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the shareholders meeting called by York to approve this Agreement, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of New Harris Common Stock or York Common Stock now or hereafter held by such "affiliate," including, without limitation, the shares of New Harris Common Stock to be received by such "affiliate" in the Merger: (1) otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; or (2) during the period commencing thirty (30) days prior to the consummation of the Merger and ending at the time of the publication of financial results covering at least thirty
(30) days of combined operations of New Harris Financial and York, except that the restriction set forth in clause (2) above, and the restriction set forth in Section A of such letter, shall not apply if the Merger is accounted for as a purchase transaction.

                                   ARTICLE IX

                               CLOSING CONDITIONS

         9.1 Conditions to Each Party's Obligations under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Pre-Closing Date of the following conditions, none of which may be waived:

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



                  9.1.1    Stockholder and Depositor Approval.

                           (A)  This Agreement and the transactions contemplated
hereby shall have been approved by the requisite vote of the stockholders of York and Harris Financial.

                           (B)   The Conversion and the Plan of Conversion shall
have been approved by the requisite vote of Depositors and stockholders of Harris Financial.

                  9.1.2 Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

                  9.1.3 Regulatory Approvals. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions or in mutual-to- stock conversions, that would, in the good faith reasonable judgment of the Board of Directors of Harris Financial or York, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of York, York Fed and Harris or otherwise materially impair the value of York or York Fed to Harris, it being understood that any regulatory approval requiring the divestiture of one or more Harris Savings Bank branches or York Fed branches as a condition to such approval shall not be deemed to materially impair the value of York or York Fed to Harris.

                  9.1.4 Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of New Harris Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

                  9.1.5 Stock Exchange Listing. The shares of New Harris Common Stock to be issued in the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance.

                  9.1.6 Tax Opinion. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Pre-Closing date, Harris Financial, New Harris Financial and York shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. reasonably acceptable in form and substance to Harris Financial, New Harris Financial and York dated as of the Pre-Closing Date, substantially to the effect that, for federal income tax purposes:

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



         (a) The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of
Section 368(a) of the Code;

         (b) None of the Conversion, the Exchange Offer, or the merger of York Fed into Harris Savings Bank will adversely affect the Merger qualifying as a Reorganization within the meaning of Section 368(A) of the Code.

         (c) No gain or loss will be recognized by Harris Financial, New Harris Financial, Harris Savings, York or York Fed by reason of the Merger;

         (d) The exchange of York Common Stock to the extent exchanged for New Harris Common Stock will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of York;

         (e) The basis of the New Harris Common Stock to be received (including any fractional shares deemed received for tax purposes) by a York shareholder will be the same as the basis of the York Common Stock surrendered pursuant to the Merger in exchange therefor; and

         (f) The holding period of the shares of New Harris Common Stock to be received by a shareholder of York will include the period during which the shareholder held the shares of York Common Stock surrendered in exchange therefor, provided the York Common Stock surrendered is held as a capital asset at the Effective Time.

         Each of Harris Financial, New Harris Financial and York shall provide a letter setting forth the facts, assumptions and representations on which such counsel may rely in rendering its opinion.

                  9.1.7 Conversion. New Harris Financial shall have received and accepted orders to purchase and/or shall be prepared to issue as Merger Consideration at least the minimum number of shares of New Harris Common Stock offered for sale in the Conversion Offering, and the proceeds of such sale are sufficient to enable Harris Savings Bank to remain "well-capitalized" under applicable federal banking law and otherwise to meet regulatory capital requirements, in each case after giving effect to the Merger.

         9.2 Conditions to the Obligations of Harris Financial under this Agreement. The obligations of Harris Financial and New Harris Financial under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.7 at or prior to the Pre-Closing, and the satisfaction of the condition set forth in Section 9.2.8 at or prior to the
Closing:

                  9.2.1 Representations and Warranties. Except as otherwise contemplated by this Agreement or consented to in writing by Harris Financial, the representations and warranties of York set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Pre-Closing date as though made on and as of the Pre-Closing Date (or on

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the  date  when  made  in the  case of any  representation  and  warranty  which specifically relates to an earlier date); provided, however, that (i) in determining whether or not the condition contained in this Section 9.2.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect, and (ii) the condition contained in this Section 9.2.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on York and the York Subsidiaries, taken as a whole; and York shall have delivered to Harris Financial a certificate of York to such effect signed by the Chief Executive Officer and the Chief Financial Officer of York as of the Effective Time.

                  9.2.2 Agreements and Covenants. As of the Pre-Closing Date, York and each York Subsidiary shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Date under this Agreement, except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on York and the York Subsidiaries, taken as a whole, or materially adversely affect consummation of the Merger and other transactions contemplated hereby, and Harris Financial shall have received a certificate signed on behalf of York by the Chief Executive Officer and Chief Financial Officer of York to such effect dated as of the Effective Time.

                  9.2.3 Permits, Authorizations, Etc. York and the York Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by York, the failure to obtain which would have a Material Adverse Effect on York and the York Subsidiaries, taken as a whole.

                  9.2.4  Accountants'   Letter.   Harris  Financial  shall  have
received a "comfort" letter from the independent certified public accountants for York, dated (i) the effective date of the Merger Registration Statement and
(ii) the Pre-Closing Date, with respect to certain financial information regarding York, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

                  9.2.5 Legal Opinion. Harris Financial shall have received an opinion, dated the Pre- Closing Date, from counsel reasonably acceptable to Harris Financial, in the form attached hereto as Exhibit D.

                  9.2.6 Updated Fairness Opinion. Harris Financial shall have received an update of the written opinion that it received from Ryan, Beck & Co. pursuant to Section 5.24 of this Agreement, dated as of the date the proxy statement is mailed to Harris Financial stockholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion, to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Conversion and Merger is fair to Harris Financial stockholders, including the Mutual Company, from a financial point of view.


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                  9.2.7 Pooling of  Interests.  If Harris  Financial  shall have received a letter from Arthur Andersen LLP pursuant to Section 3.1.6, to the effect that the Merger will qualify for "pooling of interests" accounting treatment and Harris Financial and York shall not have mutually agreed that the Merger will be accounted for as a purchase transaction, then Harris Financial shall also have received a letter from Arthur Andersen LLP, dated as of the Closing Date addressed to Harris Financial, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

                  9.2.8 No Material Adverse Effect. Since June 30, 1999, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on York.

         York will furnish Harris Financial with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as Harris Financial may reasonably request.

         9.3 Conditions to the Obligations of York under this Agreement. The obligations of York under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.7 at or prior to the Pre-Closing, and the satisfaction of the condition set forth in
Section 9.3.8 at or prior to the Closing:

                  9.3.1 Representations and Warranties. Except as otherwise contemplated by this Agreement or consented to in writing by York, the representations and warranties of the Mutual Company, New Harris Financial, Harris Savings Bank and Harris Financial set forth in Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Pre-Closing Date as though made on and as of the Pre-Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date); provided, however, that (i) in determining whether or not the condition contained in this Section 9.3.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect, and (ii) the condition contained in this Section 9.3.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Harris Financial and the Harris Financial Subsidiaries, taken as a whole; and Harris Financial shall have delivered to York a certificate of Harris Financial to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Harris Financial as of the Effective Time;

                  9.3.2 Agreements and Covenants. As of the Pre-Closing Date, Harris Financial and New Harris Financial shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of Harris Financial and New Harris Financial to be performed or complied with by it at or prior to the Effective Date under this Agreement except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on Harris Financial, New Harris Financial and Harris Financial Subsidiaries, taken as a whole, or materially adversely affect consummation of the Merger and other

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



transactions contemplated hereby, and York shall have received a certificate signed on behalf of Harris Financial and New Harris Financial by the Chief Executive Officer and Chief Financial Officer of Harris Financial and New Harris Financial to such effect dated as of the Effective Time.

                  9.3.3 Permits, Authorizations, Etc. The Mutual Company, New Harris Financial, Harris Financial and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by Harris Financial and New Harris Financial, the failure to obtain which would have a Material Adverse Effect on Harris Financial and its Subsidiaries, taken as a whole.

                  9.3.4 Accountants' Letter. York shall have received a "comfort" letter from the independent certified public accountants for Harris Financial and New Harris Financial, dated (i) the effective date of the Merger Registration Statement and (ii) the Pre-Closing Date, with respect to certain financial information regarding Harris Financial and New Harris Financial, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

                  9.3.5 Legal Opinion. York shall have received an opinion from Luse Lehman Gorman Pomerenk & Schick, counsel to Harris Financial and New Harris Financial, dated the Pre- Closing Date, in the form attached hereto as Exhibit E.

                  9.3.6 Updated Fairness Opinion. York shall have received an update of the written opinion that it received from Advest, Inc. pursuant to
Section 4.24 of this Agreement, dated as of the date of the Proxy Statement-Prospectus, to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of York pursuant to this Agreement is fair to such stockholders from a financial point of view.

                  9.3.7 Payment of Merger Consideration. New Harris Financial shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide York with a certificate evidencing such delivery.

                  9.3.8 No Material Adverse Effect. Since December 31, 1999, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Harris Financial.

         Harris Financial and New Harris Financial will furnish York with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as York may reasonably request.


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                                    ARTICLE X

                                   THE CLOSING

         10.1 Time and Place. Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Lehman Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the date determined by Harris
Financial, in its sole discretion, upon five (5) days prior written notice to York, but in no event later than thirty days (30) after the last condition precedent pursuant to this agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which Harris Financial and York mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Lehman Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m.
on the day prior to the Closing Date.

         10.2 Deliveries at the Pre-Closing and the Closing. At the Pre-Closing there shall be delivered to Harris Financial, New Harris Financial and York the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under Article IX hereof. At the Closing there shall be delivered to York the Merger Consideration required to be delivered at the Closing under Section 9.3.7 hereof.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 Termination. This Agreement may be terminated at any time prior to the Pre-Closing Date, whether before or after approval of the Merger by the stockholders of York:

                  11.1.1 At any time by the mutual written agreement of Harris Financial and York;

                  11.1.2 By either York or Harris Financial (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Pre-Closing Date or shall not have been cured within 30 business days after written notice by Harris Financial to York (or by York to Harris Financial) of such breach (for purposes of this Section 11.1.2 a material breach shall be deemed to be a breach which has, either individually or in the aggregate, a Material Adverse Effect on the party making such representations or warranties (provided, that no effect shall be given to any qualification relating to materiality or a Material Adverse Effect in such representations and warranties) or a Material Adverse Effect on the business, operations, financial condition, property or assets of the combined enterprise or which materially adversely affects the consummation of the Merger and the other transactions contemplated hereby, including the Conversion);

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



                  11.1.3 By either York or Harris Financial (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Pre-Closing Date or shall not have been cured within 30 business days after written notice by Harris Financial to York (or by York to Harris Financial) of such failure (for purposes of this Section
11.1.3 a material failure to perform or comply shall be deemed to be a failure which has, either individually or in the aggregate, a Material Adverse Effect on the party so failing or on the business, operations, financial condition, property or assets of the combined enterprise or which materially adversely affects consummation of the Merger and the other transactions contemplated hereby, including the Conversion);

                  11.1.4 Subject to Section 11.1.11, at the election of either Harris Financial or York, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Harris Financial and York; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement;

                  11.1.5 By either York or Harris Financial if (i) the stockholders of York shall have voted at the York stockholders meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions, or (ii) the stockholders of Harris Financial or the Depositors shall have voted on the Conversion and/or the Plan of Conversion at a meeting of such stockholders or Depositors and such vote shall not have been sufficient to approve the Conversion and/or the Plan of Conversion;

                  11.1.6 By either York or Harris Financial if (i) final action has been taken by a regulatory authority whose approval is required in connection with this Agreement and the transactions contemplated hereby, including the Conversion, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, including the Conversion, (ii) any regulatory authority whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or Conversion and such order, decree, ruling or other action shall have become final and nonappealable;

                  11.1.7 By the Board of Directors of Harris Financial, provided that it is not then in material breach of any representation, warranty, covenant or other agreement contained herein, if at the conclusion of the Conversion the appraised value of the shares issued in the Offering (based upon the Independent Valuation) is less than the $260,000,000.

                  11.1.8 By the Board of Directors of York, provided that it is not then in material breach of any representation, warranty, covenant or other agreement contained herein, if at the conclusion of the Conversion the appraised value of the shares issued in the Offering (based upon the Independent Valuation) is less than the $260,000,000 and Harris Financial shall not have agreed to maintain the Exchange Ratio at 1.550.

                  11.1.9 By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

                  11.1.10 By the Board of Directors of Harris Financial or York, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein, if either of the fairness opinions required by Sections 9.2.6 and 9.3.6 shall not have been obtained.

                  11.1.11  If  Harris   Financial   shall  have   extended   the
Termination Date to March 31, 2001, then at the election of either Harris Financial or York if the Closing shall not have occurred by March 31, 2001; provided, that no party may terminate this Agreement pursuant to this Section
11.1.11 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement;

         It is the intention of the parties that following completion of the Pre-Closing, which completion will be acknowledged in writing by the parties at such time, neither party shall have the right to terminate this Agreement at any time thereafter. If, after the Pre-Closing Date, any party hereto shall attempt to terminate this Agreement or shall fail to take any action necessary to effect the consummation of the Merger (including, without limitation, Harris Financial's obligation to satisfy the condition set forth in Section 9.3.6), the other party shall be entitled to injunctive relief to enforce this Agreement, and the first party hereby agrees not to contest any judicial proceeding seeking the granting of such an injunction.

         11.2     Effect of Termination.

                  11.2.1 In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 1.1, 11.3, 12.1, 12.2, 12.6, 12.9, 12.10, this Section 11.2, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

                  11.2.2 If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

         (a) Except as provided in paragraph (b) and (c) below, termination of this Agreement pursuant to Section 11.1 shall be without liability, cost or expense on the part of any party to the other.

         (b) In the event of a termination of this Agreement pursuant to Section
11.1.2 or 11.1.3 hereof resulting from the willful breach of any provision of this Agreement by a party, such party shall be obligated to pay the other party $1,500,000, and up to $500,000 of out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, which payments shall be an exclusive remedy.

         (c) In the event of a termination of this Agreement pursuant to Section 11.1.7, 11.1.8, or 11.1.10 hereof, Harris Financial shall be obligated to reimburse York for up to $500,000 of out-of- pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by York in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder. Except as set forth in the following sentence, the payment of such out-of-pocket costs shall be the exclusive remedy. In the event of termination of this Agreement pursuant to Section 11.1.7, 11.1.8, or 11.1.10 hereof, and Harris Financial shall have extended the Termination Date to March 31, 2001, then Harris Financial shall be obligated to pay to an additional $500,000 to York. The payment of such $500,000 in addition to the out-of-pocket costs and expenses set forth in the first sentence of this Section 11.2.2(c) shall be the exclusive remedy.

                  11.2.3 Except as provided in Section 11.2.2, whether or not the Merger is consummated, all Costs incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

                  11.2.4 In no event shall any officer, agent or director of York, any York Subsidiary, Harris Financial or any Harris Financial Subsidiary, be personally liable thereunder for any default by any party in any of its obligations hereunder unless any such default was intentionally caused by such officer, agent or director.

         11.3 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of York), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of York, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to York's stockholders pursuant to this Agreement. This

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



Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Confidentiality. Except as specifically set forth herein, Harris Financial and York mutually agree to be bound by the terms of the confidentiality agreements dated November 1, 1999 and November 2, 1999 (collectively, the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

         12.2 Public Announcements. York and Harris Financial shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, except as may be otherwise required by law, and neither York nor Harris Financial shall issue any joint news releases with respect to this Agreement unless such news releases have been mutually agreed upon by the parties hereto, except as required by law.

         12.3 Survival. All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Date, other than those covenants set forth in Sections 2.5, 7.9, 7.10 and 7.13 and in that certain letter from Harris Financial to York of even date herewith, which shall survive or be performed after the Effective Date.

         12.4 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or fax addressed as follows:

         If to York or York Fed, to:

         101 South George Street
         York, Pennsylvania 17401
         Attention: President
         Fax: (717) 846-5590





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



         With required copies to each of:

         John F. Breyer, Jr. Esq.
         Breyer & Associates PC
         1100 New York Avenue, N.W.
         Washington, D.C.  20005-3934
         Fax: (202) 737-7979

         If to Harris Financial or to Harris Savings Bank, to:

         235 North Second Street
         Harrisburg, Pennsylvania 17101
         Attention: President
         Fax: (717) 231-2950

         With required copies to each of:

         Eric Luse, Esq.
         Kenneth R. Lehman, Esq.
         Luse Lehman Gorman Pomerenk & Schick, P.C.
         5335 Wisconsin Avenue, N.W., Suite 400
         Washington, D.C. 20015
         Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         12.5 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as otherwise expressly provided in this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         12.6 Complete Agreement. This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, together with that certain letter from Harris Financial to York of even date herewith, the Stock Option Agreement and the Confidentiality Agreement, as amended, referred to in
Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality

Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

         12.7 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         12.8 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

         12.9 Governing Law. This Agreement shall be governed by the laws of Pennsylvania, without giving effect to its principles of conflicts of laws.

         12.10 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

         12.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the Mutual Company, Harris Financial, New Harris Financial, Harris Savings Bank, York and York Fed have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.



                                                 Harris Financial, MHC


Dated:   March 27, 2000                          By: /s/ Charles C. Pearson, Jr.
         -------------------------                   ---------------------------
                                                 Charles C. Pearson, Jr.
                                                 Chairman, President
                                                   and Chief Executive Officer


                                                 Harris Financial, Inc.


Dated:   March 27, 2000                          By: /s/ Charles C. Pearson, Jr.
         -------------------------                   ---------------------------
                                                 Charles C. Pearson, Jr.
                                                 Chairman, President
                                                   and Chief Executive Officer


                                                 New Harris Financial, Inc.


Dated:   March 27, 2000                          By: /s/ Charles C. Pearson, Jr.
         -------------------------                   ---------------------------
                                                 Charles C. Pearson, Jr.
                                                 Chairman, President
                                                   and Chief Executive Officer


                                                 Harris Savings Bank


Dated:   March 27, 2000                          By: /s/ Charles C. Pearson, Jr.
         -------------------------                   ---------------------------
                                                 Charles C. Pearson, Jr.,
                                                 Chairman, President
                                                   and Chief Executive Officer

                              York Financial Corp.



Dated:    March 27, 2000                   By: /s/ Robert W. Pullo
         --------------------------            ---------------------------------
                                           Robert W. Pullo,
                                           President and Chief Executive Officer



                                           York Federal Savings and Loan
Association



Dated:    March 27, 2000                   By: /s/ Robert W. Pullo
         --------------------------            ---------------------------------
                                           Robert W. Pullo
                                           President and Chief Executive Officer

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated March 27, 2000, between York Financial Corp., a Pennsylvania corporation ("Issuer") and Harris Financial, Inc., a Pennsylvania corporation ("Grantee"). Capitalized terms used herein without definition have the meanings specified in the Reorganization Agreement (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization dated March 27, 2000 (the "Reorganization Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

         WHEREAS, as a condition to Grantee's entering into the Reorganization Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

         1.(a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 2,011,346 fully paid and nonassessable shares of its common stock, par value $1.00 per share ("Common Stock"), at a price of $12 1/4 per share (such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Reorganization Agreement) at a price less than $12 1/4 per share, such Option Price shall be equal to such lesser price. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Reorganization Agreement.

         2.(a) The holder or holders of the Option (including Grantee or any subsequent transferee(s)) (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 180 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Reorganization Agreement); (ii) termination of the Reorganization Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; (iii) the termination of the Reorganization Agreement under Section 11.1.1, 11.1.6 or 11.1.7 thereof, or by Issuer under Section
11.1.2 or 11.1.3 thereof, or by reason of Grantee failing to secure any necessary approval or consent (including but not limited to any governmental, stockholder or depositor approval of the Conversion, the Exchange Offering, the Merger and the other transactions contemplated by the Reorganization Agreement);
(iv) the  commencement  of any action by Grantee against Issuer for relief under
Section 11.2.2(b) of the Reorganization Agreement; or (v) the passage of eighteen months after termination of the Reorganization Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event. The Grantee acknowledges that in the event any Holder exercises any rights to acquire shares pursuant to the Option or any Substitute Option (as hereinafter defined) or Issuer repurchases the Option, or any part thereof, or any Option Shares pursuant to this Agreement, then in any such event the Grantee shall have no rights to pursue any relief against Issuer under
Section 11.2.2(b) of the Reorganization Agreement.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) Issuer or any Significant Subsidiary (as defined in Rule1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act")) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or an Issuer Subsidiary, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or an Issuer Subsidiary, or
         (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 15% or more of the voting power of Issuer or an Issuer Subsidiary, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

                  (ii) Any person other than Grantee or any Grantee Subsidiary, alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                  (iii) The Board of Directors of Issuer shall have failed to recommend to its stockholders the adoption or approval of the Reorganization Agreement or shall have withdrawn, modified or changed its recommendation in a manner adverse to Grantee;

                  (iv) After a publicly announced or publicly disclosed proposal is made by a third party (other than Grantee or a Grantee Subsidiary) to Issuer to engage in an Acquisition Transaction, either (A) Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Reorganization Agreement and such breach shall not have been cured prior to the Notice Date (as defined below) or (B) the York stockholders shall have voted and failed to approve the Reorganization Agreement; or

                  (v) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any federal or state bank regulatory authority ("Regulatory Authority"), for approval to engage in an Acquisition Transaction.

         (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person other than Grantee or a Grantee Subsidiary of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                  (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of any Regulatory Authority is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         (f) At each closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

         (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

         (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

         It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed subject to the receipt of any necessary regulatory approvals to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank Control Act of 1978, as amended, or any other federal or state banking law or regulation, prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the any Regulatory Authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement (but not in duplication thereof), in the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that the Holder shall receive, upon exercise of the Option (at the aggregate exercise price calculated in accordance with Section 1 of this Agreement), the number and class of shares or other securities or property that Holder would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

         6.(a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

         (b) The following terms have the meanings indicated:

                  (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

                  (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power with respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

                  (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, or (iii) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder plus the exercise price of all of the outstanding in-the-money options to acquire Common Stock less the aggregate of the income taxes payable by Issuer with respect to the purchase price paid for the sale of assets and the income tax that would be paid on the remaining assets as if they were sold for cash at the current market value, divided by the aggregate of the number of shares of Common Stock outstanding at the time of such sale and the number of shares of Common Stock subject to in-the-money outstanding options at the time of such sale. In determining the Assigned Value, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder.

                  (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

         (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii), divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

         (f) Issuer shall not enter into any transaction described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

         7. The 180-day period for exercise of certain rights under Section 2 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

         8.       Repurchase at the Option of Holder.

         (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Common Stock purchased by

Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of: (i) the Applicable Price (as defined below) for any shares of Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership; and (ii) the excess, if any, of (x) the Applicable Price for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Sections 1 and 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised or has been exercised but the Closing Date has not occurred.

         (b) If Holder exercises its rights under this Section 8, Issuer shall subject to any required regulatory notice or approval, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to
Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

         Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 2(a).

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 8(d)(i); (ii) the price per share of Common Stock received by holders of Common Stock in connection with any merger or other business combination transaction described in Section 6(a)(i),

6(a)(ii) or 6(a)(iii); (iii) the highest closing bid price per share of Issuer Common Stock quoted on the Nasdaq System (or if Issuer Common Stock is not quoted on the Nasdaq System, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; or (iv) in the event of a sale of all or substantially all of the assets of Issuer, the Applicable Price shall be the Assigned Value. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i), (ii) or (iv) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, "Repurchase Event" shall occur if, prior to an Exercise Termination Event, (i) any person (other than Grantee or a Grantee Subsidiary) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii) shall be consummated.

         9. Limitation of Value of Option. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $5.5 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to the Option or any Substitute Option, (b) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $5.5 million after taking into account the foregoing actions.

         (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $5.5 million; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

         (c) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit (as defined below) determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         (d) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8; (ii) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares (or any portion thereof) pursuant to Section 8, less the

Grantee's purchase price for such Option Shares; (iii) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares;
(iv) any amounts received by Grantee on the transfer of the Option or any Substitute Option (or in either case any portion thereof) to any unaffiliated party; and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

         10.      Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has full corporate power and authority to execute and deliver this Agreement and subject to any required regulatory notices or approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

         (c) Issuer has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its articles of incorporation or bylaws restricting or limiting stock ownership or the voting rights of stockholders.

         (d) The execution, delivery and subject to any required regulatory notices or approvals, performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its articles of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause (ii), give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

         11.      Grantee hereby represents and warrants to Issuer that:

         (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any required regulatory notices or approvals, to consummate the transactions contemplated hereby.
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

         12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except (i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees.

         13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

         14. Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 7), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 8. The "Surrender Price" shall be equal to $5.5 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (B) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (b) Grantee's purchase price of such Option Shares.

         15. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Reorganization Agreement), then in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. A Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934
Act) of the Holder and any person that is the beneficial owner of 20% or more of the voting power of the Holder.

         16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.

         19. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         22. Except as otherwise expressly provided herein, or in the Reorganization Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and, as permitted herein, assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Reorganization Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers, all as of the date first above written.



                                              YORK FINANCIAL CORP.



Dated:    March 27, 2000                      BY:/s/ Robert W. Pullo
         -----------------------                 --------------------------

                                                  Robert W. Pullo
                                                  President and Chief Executive
                                                    Officer


                                              HARRIS FINANCIAL, INC.



Dated:   March 27, 2000                       BY:/s/ Charles C. Pearson, Jr.
         -----------------------                 ----------------------------

                                                  Charles C. Pearson, Jr.
                                                  President and Chief Executive
                                                  Officer

                                    EXHIBIT B

                            FORM OF VOTING AGREEMENT


                                                                  March __, 2000

Harris Financial, Inc.
235 North Second Street
Harrisburg, Pennsylvania 17101

Ladies and Gentlemen

         The undersigned is a director of York Financial Corp. ("York") and is the beneficial holder of shares of common stock of York ("York Common Stock").

         York and Harris Financial, Inc. ("Harris Financial") are considering the execution of an Agreement And Plan of Reorganization ("Agreement") contemplating the merger of York with and into Harris Financial or a successor thereto (collectively referred to as Harris Financial), with Harris Financial as the surviving corporation of the merger (the "Merger"), such execution being subject in the case of Harris Financial to the execution and delivery of this letter agreement ("letter agreement"). In consideration of the substantial expenses that Harris Financial will incur in connection with the transactions contemplated by the Agreement and in order to induce Harris Financial to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of York and not in his capacity as a director of York, as follows:

         1. The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the shares of York Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the special meeting of York's stockholders to be called and held following the date hereof, to consider the Agreement and the Merger.

         2. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Harris Financial shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         3. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of York and shall not in any way limit or affect actions the undersigned may take in his capacity as a director of York.

         4. This letter agreement shall automatically terminate if the Agreement is not entered into by the parties thereto or upon termination of the Agreement on or before March 31, 2000 in accordance with its terms.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                               Very truly yours,



                                               Signature



                                               ------------------------------
                                               Name (please print)



Accepted and agreed to as of
 the date first above written:

Harris Financial, Inc.


By:      ________________________________
Title:   ________________________________

                                    EXHIBIT C

                              AFFILIATES AGREEMENT


                                                                  March __, 2000

Harris Financial, Inc.
235 North Second Street
Harrisburg, Pennsylvania 17101

Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of York Financial Corp., a Pennsylvania corporation ("York"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and for purposes of generally accepted accounting principles ("GAAP") as such term relates to pooling of interests accounting treatment for certain business combinations under GAAP and the interpretations of the SEC or its staff, including, without limitation, Section 201.01 of the SEC's Codification of Financial Reporting Policies ("Section 201.01") and the SEC's Staff Accounting Bulletin No. 65.

         Harris Financial, Inc. ("Harris Financial") and York have entered into an Agreement and Plan of Reorganization, dated as of March __, 2000 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of Harris Financial or any successor thereto ("Harris Common Stock") in exchange for my shares of common stock, par value $1.00 per share, of York ("York Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement."

     A. I represent and warrant to, and agree with, Harris Financial as follows:

              1. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of share of the Harris Common Stock, and any other capital stock of Harris Financial and York Common Stock, to the extent I felt necessary, with my counsel or counsel for York.

              2. I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Securities Act or the rules and regulations of the SEC thereunder of the shares of the Harris Common Stock I receive pursuant to the Merger.

              3.  Notwithstanding  the foregoing and any other  agreements on my part in connection with the Harris Common Stock, any other capital stock of Harris Financial, and York Common Stock, I hereby agree that, without the consent of Harris Financial, I will not sell or otherwise reduce my risk relative to any shares of York Common Stock, the Harris Common Stock or any other capital stock of Harris Financial during the period beginning thirty days prior to the effective date of the Merger and continuing until financial results covering at least thirty days of combined operations have been published following the effective date of the Merger within the meaning of Section 201.01.

         B.   I understand and agree that:

              1. I have been advised that any issuance of shares of the Harris Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of York at the time the Merger will be submitted for a vote of the stockholders of York and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to Harris Financial, some other exemption from registration is available with respect to any such proposed disposition of such shares.

              2. Stop transfer instructions will be given to the transfer agents of York and Harris Financial with respect to the shares of York Common Stock and the shares of the Harris Common Stock and any other capital stock in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of the Harris Common Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

                  The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and Harris Financial, a copy of which agreement is on file at the principal offices of Harris Financial. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by Harris Financial of a written request.

              3. Unless a transfer of my shares of the Harris Common Stock is a sale made in conformity with the provisions of Rule 145(d), made following expiration of the restrictive period set forth in Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, Harris Financial reserves the right to put an appropriate legend on the certificate issued to my transferee.

                  It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph B.2. above shall be lifted forthwith upon the later of (i) such time as financial results covering at least thirty days of combined operations following the effective date of the Merger have been published within the meaning of Section 201.01 and (ii) delivery by the undersigned to Harris Financial of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Harris Financial, or other evidence reasonably satisfactory to Harris Financial, to the effect that a transfer of my shares of the Harris Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph
B.2. above shall be removed forthwith from the certificate or certificates representing my shares of the Harris Common Stock upon expiration of the restrictive period set forth in Rule 145(d) or if I shall have delivered to Harris Financial a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Harris Financial, or other evidence satisfactory to Harris Financial that a transfer of my shares of the Harris Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Securities Act.

              4. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse's occupying my home,
(iii), any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

              5. I further recognize that in the event I become a director or officer of Harris Financial upon consummation of the Merger, any sale of Harris Financial stock by me may be subject to liability pursuant to Section 16 (b) of the Securities Exchange Act of 1934, as amended.

              6. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of York as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

                                    * * * * *

         This   Letter   Agreement   shall  be  binding   on  my  heirs,   legal
representative and successors.

                                            Very truly yours,



                                            Signature


                                            ------------------------------
                                            Name (Please Print)

Accepted as of the date first above
written

Harris Financial, Inc.



By:      _______________________
Name:
Title:

                                    EXHIBIT D

                    FORM OF OPINION OF BREYER & ASSOCIATES PC

         (a) Each of York and York Fed is validly existing under the laws of the Commonwealth of Pennsylvania, and York is duly registered as a savings and loan holding company under the HOLA.

         (b) The authorized capital stock of York consists of _______________ shares of common stock and ________________ shares of preferred stock. All of the outstanding shares of York Common Stock have been duly authorized and are nonassessable, and the shareholders of York have no preemptive rights with respect to any shares of capital stock of York. All of the outstanding shares of capital stock of York Fed and each other York Subsidiary have been duly authorized and are nonassessable, and, to the actual knowledge of such counsel, are directly or indirectly owned by York free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

         (c) The Agreement has been duly authorized, executed and delivered by York and York Fed and, assuming due authorization, execution and delivery by Harris Financial, New Harris Financial, the Mutual Company and Harris Savings Bank, constitutes a valid and binding obligation of York and York Fed enforceable in accordance with its terms, except that the enforceability of the obligations of York and York Fed may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors,
(ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy.

         (d) York and York Fed have all requisite corporate power and authority to execute and deliver the Agreement and to consummate the Merger. All corporate actions required to be taken by York and York Fed by law and their respective Charters and Bylaws to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken.

         (e) All consents or approvals of or filings or registrations with any federal or state banking agency which are necessary to be obtained by York and York Fed to permit the execution of the Agreement and consummation of the Merger have been obtained.

         (f) Neither the execution of the Agreement nor consummation of the Merger will (i) conflict with or result in a breach of any provision of the Charter or Bylaws or similar governing instruments, of York or any of the York Subsidiaries, or (ii) violate any Pennsylvania banking or corporate law or federal banking law of the United States binding upon York or any of its Subsidiaries, or any order, writ, injunction or decree of which we have actual knowledge to which York or any of its Subsidiaries, is subject.

         (g) We do not have actual knowledge of any actions, suits or proceedings pending or threatened against York or any Subsidiary, at law or in equity, before any court or governmental body which in any manner challenges or seeks to prevent, enjoin, alter or materially delay consummation of the Merger.

         In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel to York or an York Subsidiary reasonably satisfactory to Harris Financial and, as to matters of fact, certificates of officers of York or an York Subsidiary. The opinion of such counsel need refer only to matters of Pennsylvania and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to Harris Financial.

         Counsel may expressly exclude any opinions as to choice of law and anti-trust matters and may add such other qualifications and explanations of the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association.

                                    EXHIBIT E

          FORM OF OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

         (a) Each of the Mutual Company, Harris Financial and Harris Savings Bank is validly existing under the laws of the Commonwealth of Pennsylvania, and Harris Financial and the Mutual Company are duly registered as a bank holding company under the BHCA.

         (b) The Agreement has been duly authorized, executed and delivered by the Mutual Company, Harris Financial, New Harris Financial and Harris Savings Bank and, assuming due authorization, execution and delivery by York and York Fed, constitutes a valid and binding obligation of the Mutual Company, Harris Financial, New Harris Financial and Harris Savings Bank enforceable in accordance with its terms, except that the enforceability of the obligations of the Mutual Company, Harris Financial, New Harris Financial and Harris Savings Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

         (c) the Mutual Company, Harris Financial, New Harris Financial and Harris Savings Bank have all requisite corporate power and authority to execute and deliver the Agreement and to consummate the Merger. All corporate actions required to be taken by the Mutual Company, Harris Financial, New Harris Financial and Harris Savings Bank by law and their respective Charters and Bylaws to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken.

         (d) All consents or approvals of or filings or registrations with any federal or state banking agency which are necessary to be obtained by the Mutual Company, Harris Financial, New Harris Financial and Harris Savings Bank to permit the execution of the Agreement and consummation of the Merger have been obtained.

         (e) Neither the execution of the Agreement nor consummation of the Merger will (i) conflict with or result in a breach of any provision of the Charter or Bylaws or similar governing instruments of the Mutual Company, Harris Financial, New Harris Financial or any Harris Financial Subsidiaries or (ii) violate any Pennsylvania banking or corporate law or federal banking law of the United States binding upon the Mutual Company, Harris Financial, New Harris Financial or any Harris Financial Subsidiaries, or any order, writ, injunction or decree of which we have actual knowledge to which the Mutual Company, Harris Financial, New Harris Financial or any Harris Financial Subsidiaries, is subject.

         (f) We do not have actual knowledge of any actions, suits or proceedings pending or threatened against the Mutual Company, Harris Financial, New Harris Financial or any Harris Financial Subsidiary, at law or in equity, before any court or governmental body which in any manner challenges or seeks to prevent, enjoin, alter or materially delay consummation of the Merger.

         (g) The authorized capital stock of Harris Financial consists of shares of Harris Common Stock and shares of Preferred Stock. The shares of Harris Common Stock to be issued to York shareholders in connection with the Merger will be, upon consummation of the Merger in accordance with the terms of the Agreement, duly authorized, validly issued, fully paid and non-assessable.

         In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of the Mutual Company, Harris Financial, New Harris Financial or any the Harris Financial Subsidiary. The opinion of such counsel need refer only to matters of Pennsylvania and federal law, and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to York.

         Counsel may expressly exclude any opinions as to choice of law and anti-trust matters and may add such other qualifications and explanations of the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association.

                                    EXHIBIT 2
                                  Press Release

              Harris Financial, Inc. to Conduct Conversion Offering
                       and Merge with York Financial Corp.

         Harrisburg,  PA--March 28, 2000 -- Harris Financial,  Inc. (Nasdaq/NMS:
HARS), Harrisburg, Pennsylvania, and York Financial Corp. (Nasdaq/NMS: YFED), York, Pennsylvania, jointly announced today that they have entered into a definitive agreement and plan of reorganization pursuant to which Harris Financial will merge with York Financial. The merger consideration will be stock, but in certain circumstances may include between 15% and 30% cash. The merger received the unanimous approvals of both Boards of Directors.

         Harris Financial is the holding company for Harris Savings Bank, and York Financial is the holding company for York Federal Savings and Loan Association. Approximately 76% of Harris Financial's outstanding shares of common stock are owned by its mutual holding company, Harris Financial, MHC.

         To accomplish the merger, the Board of Trustees of Harris Financial, MHC has adopted a plan of conversion pursuant to which it will convert from the mutual to the capital stock form of organization. The plan provides that Harris Financial will conduct an offering of common stock to certain Harris Savings Bank depositors. The number and price of shares to be issued in the conversion offering will be based on an independent appraisal.

         Under the terms of the agreement, the merger consideration will be based, in part, on the independent appraisal. The pricing provisions of the agreement include the following:

* If the independent appraisal of the common stock issued in the conversion is between $289.5 million and $341.5 million, each York Financial share will be exchanged for $17.25 of Harris Financial common stock based on the price at which Harris Financial's shares are sold in the conversion offering.

* If the appraisal of the common stock issued in the conversion is more than $341.5 million or less than $289.5 million, the percentage of Harris Financial shares outstanding immediately upon completion of the conversion and merger that will be owned by former York Financial stockholders will be fixed at 33.8% and 37.6%, respectively, subject to certain exceptions.

* At appraisal levels above $341.5 million, the merger consideration will increase from $17.25 (based on the conversion offering share price) as a result of the fixed percentage ownership.

* At appraisal levels below $289.5 million, the merger consideration will decrease from $17.25 (based on the conversion offering share price) as a result of the fixed percentage ownership. York Financial or Harris Financial will have the right to terminate in the event consideration is less than $15.50 per share.

     The merger is contemplated to be accounted for under the "pooling of interests" method for business combinations. However, the agreement provides that the parties may mutually elect to employ the "purchase" method of accounting for the merger. In a "purchase", between 15% and 30% of the merger consideration may be paid in cash. The merger is intended to be a tax free exchange for York Financial stockholders, except to the extent that cash is received as consideration.

     Harris Savings Bank is a community bank that operates 37 branches in five counties of south-central Pennsylvania and Washington County, Maryland. As of December 31, 1999, Harris Financial had assets of $2.7 billion, deposits of $1.4 billion and equity of $169.3 million. York Federal Savings and Loan Association is a community savings association that operates 25 full-service offices in four counties in south central Pennsylvania and Harford County, Maryland. As of December 31,1999, York Financial had assets of $1.7 billion, deposits of $1.1 billion and equity of $109.1 million.

     As a result of the conversion and merger, York Federal Savings and Loan will be merged with Harris Savings Bank. The resulting company will be wholly owned by Harris Financial. Currently, Harris Savings is ranked fourth and York Federal is ranked sixth in deposit market share, in the five county south central region of Pennsylvania including Dauphin, York, Cumberland, Lancaster and Lebanon. With 13.3% of deposits after the combination, Harris will rank second in market share in the five county south central region. It will also have six branches holding $164 million in deposits in two Maryland counties. Pro forma for the merger and the expected second-step conversion indicate Harris Financial will have assets of approximately $4.5 billion, deposits of $2.5 billion and equity of $480.0 million.

     The merger is subject to the approval of York Financial's stockholders and the conversion is subject to the approval of Harris Savings' depositors and Harris Financial's minority stockholders. The transactions are also subject to the approval of federal and state bank regulatory authorities, as well as other customary conditions. The conversion and merger are expected to be completed in the fourth quarter of 2000. The agreement provides for breakup fees and grants Harris Financial an option to acquire 19.9% of York Financial's common stock if the agreement is terminated under certain circumstances.

     Charles Pearson, President and CEO of Harris, stated The merger represents the combination of two successful community banks. It is a great opportunity for two organizations with similar backgrounds and cultures that are both making great strides to becoming full service financial providers to join together into an even stronger organization. Economies of scale resulting from this merger will help the two companies increase their competitive position while continuing to be locally managed and operated. I believe that the last ten years have proven that the community owned-banks have a definite advantage in delivering better local service over the regional and money center banks. Together, we will continue to work closely with our local customers to provide the best products and delivery systems available in our region. We look forward to welcoming York Financial's stockholders and employees, and the addition of York Financial's Directors to our Board of Directors.

     Mr. Pullo, President and CEO of York Financial, noted "Our Board of Directors and management team felt strongly that this union offered the best to all of our constituencies. By blending the resources of York Financial and Harris Financial we can keep pace with the rapidly changing banking environment and provide the technological and product advantages required to remain competitive. Most importantly, the merger provides us with sufficient resources to transition from a bank to the type of financial services company that will dominate in the new millenium. This union ensures our customers will still receive the best products and services a community bank can offer while allowing us to continue to provide our communities with access to a familiar and sensitive management team with local decision making capabilities. Because Harris Financial is a local organization, we will be able to carry on our commitment to community banking for our customers, employees and communities."

     The Boards of Directors of the two companies will be combined, as will the management teams. Mr. Pearson will serve as Co-Chairman, President and CEO of the combined company. Mr. Pullo will serve as Co-Chairman of the combined company and also as the Chairman of the bank's Strategic Planning and Development Committee.

         This news release contains certain forward-looking statements about the proposed merger of Harris Financial and York Financial. These include statements regarding the anticipated closing date of the transactions, anticipated cost savings, and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings or in achieving such savings within the expected time frame, difficulties in integrating Harris Financial and York Financial, increased competitive pressures, changes in the interest rate environment, general economic conditions or the securities market, and legislative and regulatory changes that adversely affect the businesses in which Harris Financial and York Financial are engaged.

         CONTACT:

                           Bob Gentry
                           Harris Financial, Inc.
                           (717) 909-2329


                           OR


                           Robert W. Pullo
                           York Financial Corp.
                           (717) 846-8777